LEASE




                         47TH AND 6TH ASSOCIATES L.L.C.

                                  as Landlord,

                                       to

                      AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                    as Tenant

                             Date: December 8, 1999

                                    Premises:

                              114 West 47th Street

                            New York, New York 10036






Neither this draft lease, nor any other draft lease, nor any correspondence, writings, communications or other documents delivered or exchanged between Landlord and Tenant shall be deemed to be an offer or agreement to lease or to enter into a lease, on the terms set forth herein or otherwise and no lease, or agreement to lease, shall be binding on either party except and until as set forth in Section 32.11 of this draft.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.  PREMISES; TERM.....................................................1

ARTICLE 2.  COMMENCEMENT OF TERM...............................................1

ARTICLE 3.  RENT...............................................................3

ARTICLE 4.  ADJUSTMENT OF RENT, ESCALATION.....................................5

ARTICLE 5.  USE...............................................................13

ARTICLE 6.  SERVICES AND EQUIPMENT............................................14

ARTICLE 7.  ELECTRIC..........................................................16

ARTICLE 8.  ASSIGNMENT, SUBLETTING, MORTGAGING................................19

ARTICLE 9.  SUBORDINATION, NON-DISTURBANCE, ESTOPPEL CERTIFICATE..............23

ARTICLE 10. ENTRY; RIGHT TO CHANGE
            PUBLIC PORTIONS OF THE BUILDING...................................25

ARTICLE 11. LAWS, ORDINANCES,
            REQUIREMENTS OF PUBLIC AUTHORITIES................................26

ARTICLE 12. REPAIRS...........................................................27

ARTICLE 13. ALTERATIONS; FIXTURES.............................................28

ARTICLE 14. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS..................32

ARTICLE 15. NO LIABILITY OF LANDLORD..........................................32

ARTICLE 16. INSURANCE.........................................................34

ARTICLE 17. DAMAGE BY FIRE OR OTHER CAUSE.....................................35

ARTICLE 18. CONDEMNATION......................................................37

ARTICLE 19. BANKRUPTCY........................................................38

ARTICLE 20. DEFAULTS AND REMEDIES; WAIVER OF REDEMPTION.......................40

ARTICLE 21. COVENANT OF QUIET ENJOYMENT.......................................42

ARTICLE 22. SURRENDER OF PREMISES.............................................42

ARTICLE 23. DEFINITION OF LANDLORD............................................43

ARTICLE 24. NOTICES...........................................................43

ARTICLE 25. ARBITRATION.......................................................44

ARTICLE 26. RULES AND REGULATIONS.............................................44

ARTICLE 27. BROKER............................................................45

ARTICLE 28. ZONING RIGHTS.....................................................45

ARTICLE 29. SECURITY DEPOSIT..................................................46

ARTICLE 30. WINDOW CLEANING...................................................48

ARTICLE 31. CONSENTS..........................................................48

ARTICLE 32. MISCELLANEOUS.....................................................49

ARTICLE 33. SUCCESSORS AND ASSIGNS............................................52

ARTICLE 34. HAZARDOUS MATERIALS...............................................52

ARTICLE 35. PARTNERSHIP TENANT................................................52

ARTICLE 36. SUBMISSION TO JURISDICTION........................................54

EXHIBIT A   FLOOR PLAN
EXHIBIT B   INTENTIONALLY OMITTED
EXHIBIT C   CLEANING SPECIFICATIONS
EXHIBIT D   RULES AND REGULATIONS
EXHIBIT D-1 RULES AND REGULATIONS FOR
            TENANT ALTERATIONS
EXHIBIT E   LIST OF APPROVED CONTRACTORS
EXHIBIT E-1 BUILDING STANDARDS
EXHIBIT F   LETTER OF CREDIT
EXHIBIT G   SAMPLE INSURANCE CERTIFICATE

          INDENTURE OF LEASE, dated as of this ____ day of December, 1999, between 47TH AND 6TH ASSOCIATES L.L.C., a New York limited liability company, with offices at 1155 Avenue of the Americas, New York, New York 10036 (hereinafter referred to as "Landlord") and AMERICAN HOME MORTGAGE HOLDINGS, INC., a Delaware corporation having offices at 12 East 49 Street, New York, New York 10017 (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:
                               - - - - - - - - - -


                                   ARTICLE 1.

                                 PREMISES; TERM
                                 --------------

          1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Room 1716-25 (as shown on the floor plans annexed hereto as Exhibit A and made a part hereof) in the building known as 114 West 47th Street, hereinafter called the "Building," in the Borough of Manhattan, City, County and State of New York, (herein called the "Premises" or the "Demised Premises.") Floor references are designated rental floor numbers, there being no rental floor designated as the 13th floor.

          1.2 The Demised Premises are leased, together with the appurtenances, including without limitation the right to use in common with others, the lobbies, elevators and other public portions of the Building.

          TO HAVE AND TO HOLD unto Tenant, its successors and permitted assigns, for the term to commence on a date (the "Commencement Date") which is the earlier to occur of:

               (i) the date Landlord's Work is Substantially Complete as provided in Section 2.1, or

              (ii) the date Tenant or anyone claiming by, under or through Tenant shall first occupy any part of the Demised Premises for any purpose including the preparation of the same for Tenant's initial occupancy;

and shall end on November 30, 2006 ("Expiration Date") unless the term shall terminate sooner pursuant to any of the terms of this Lease or pursuant to law, YIELDING AND PAYING the rents and additional rents hereinafter set forth, all on the covenants, conditions and agreements hereinbefore and hereinafter stated.

                                   ARTICLE 2.

                              COMMENCEMENT OF TERM
                              --------------------

               2.1 The term of this Lease and the payment of rent hereunder shall commence on the Commencement Date. Landlord shall give Tenant ten (10) days' prior written notice of the anticipated date of substantial completion of the work to be performed by Landlord in the deemed substantially complete when Landlord has Substantially Completed (as defined below) Landlord's Work.

          Landlord, at its sole cost and expense, shall perform the following work in or to the Demised Premises in order to prepare the same for Tenant's occupancy (collectively, "Landlord's Work"), using materials of Building-standard quality, color and design:

               (i)  Paint the Demised Premises;

              (ii) Remove the existing pantry, cabinets and appliances per the plan attached hereto as Exhibit B and install carpeting in the pantry area;

             (iii)  Steam clean the existing carpet;

              (iv)  Broom clean any other flooring; and

               (v)  Re-key locks on outer door.

          Landlord shall use reasonable efforts (without being obligated to employ overtime labor or to incur any extraordinary expenses in connection therewith, and subject to delays caused by Tenant or by force majeure) to complete Landlord's Work in a timely manner. Tenant acknowledges, however, that the performance by Landlord of Landlord's Work may disturb Tenant's quiet enjoyment of, and access to, the Demised Premises. Tenant hereby accepts such conditions as modifications and limitations on its right to use the Demised Premises and hereby waives any and all claims for damages to its property or its business which may be caused by the effects of any such work.

          If there is a delay in the Substantial Completion of Landlord's Work, or any portion thereof, due to (a) any act or omission of Tenant, its contractors, sub-contractors, architects, space designers, agents or employees, including, without limitation, delays due to changes in Landlord's Work, or any other work to be done by Landlord or delays in submission of information, approving working drawings or estimates or giving authorizations or approvals,
(b) any additional time for completion of such work which may be required because of the inclusion in such work of any work which may hereinafter be referred to in this Lease as "Additional Work" or (c) the noncompletion by Landlord of any work, whether in connection with the layout or finish of the Demised Premises or otherwise, which Landlord is not required to do by the terms hereof until after the Commencement Date; then Landlord's Work, or such portion, shall be deemed Substantially Complete on the date when Landlord's Work or such portion would have been Substantially Complete but for such delay even though work to be done by Landlord has not been commenced or completed. Any additional cost to Landlord to complete Landlord's Work occasioned by such delay shall be paid as additional rent upon demand. For the purposes of the preceding sentence "additional cost to Landlord" shall mean the total cost incurred in excess of the aggregate cost which Landlord would have incurred to complete Landlord's Work if there had been no such delay.

          2.2 The taking of possession of the Demised Premises shall be deemed an acceptance of the same by Tenant and shall be deemed Substantial Completion by Landlord of all of Landlord's Work for the purposes of determining the Commencement Date. For the purposes of this Article, the work to be done by Landlord shall be deemed "Substantially Complete" even though minor details or adjustments which shall not materially interfere with Tenant's use and occupancy of the Demised Premises may not then have been completed, but which work Landlord agrees, will thereafter be completed. In the event that there shall be any such minor details or adjustments in connection with Landlord's Work (collectively, "Punch List Items"), Tenant shall give written notice to Landlord of such Punch List Items within twenty (20) days after the Commencement Date. Landlord shall use reasonable efforts (without being obligated to employ overtime labor or to incur any extraordinary costs in connection therewith) to complete such Punch List Items within thirty (30) business days after Landlord's receipt of such notice. Landlord shall have no obligation to perform any work in the Demised Premises other than Landlord's Work.

          2.3 Promptly after the Commencement Date, Landlord and Tenant will execute an agreement in recordable form, hereafter referred to as the "Commencement Date Agreement" stating among other things the Commencement Date and the Expiration Date of the term of this Lease. Tenant's failure or refusal to sign the same shall in no event affect Landlord's designation of the Commencement Date.

          2.4      Tenant expressly waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the Demised Premises on the Commencement Date. The Commencement Date shall not be postponed or delayed by reason of or arising out of delays occasioned by Tenant as described herein. Tenant agrees that the provisions of this Article and Article 3 are intended to constitute "an express provision to the contrary" within the meaning of said Section 223-a.

                                   ARTICLE 3.

                                      RENT
                                      ----

          3.1 During the term of this Lease, Tenant covenants and agrees to pay to Landlord a fixed minimum rent, inclusive of electricity (the "Fixed Rent") in lawful money of the United States, at an annual rate of:

               (i) Three Hundred Seventy Thousand Three Hundred and 00/100 Dollars ($370,300.00) per annum ($30,858.33 per month) from the Commencement Date until and including the last day of the month in which occurs the day preceding the third (3rd) anniversary of the Commencement Date; and

               (ii) Three Hundred Eighty Four Thousand Three Hundred and 00/100 Dollars ($384,300.00) Dollars per annum ($32,025.00 per month) from the first day of the month following the month in which occurs the day preceding the third (3rd) anniversary of the Commencement Date and the Expiration Date.

          Fixed Rent shall be payable in equal monthly installments in advance on the first day of each month during the term of this Lease at the office of Landlord or such other place as

Landlord may designate, without any setoff or deduction whatsoever (except as otherwise expressly set forth herein), the first installment to be paid on the delivery of this Lease. All Fixed Rent and additional rent payable under this Lease shall be paid by check of Tenant drawn on a bank which is a member of the New York Clearing House Association. Failure to pay rent by such a check shall be deemed a material default by Tenant under this Lease.

          3.2. All adjustments of rent, costs, charges and expenses which Tenant assumes, agrees or is obligated to pay to Landlord pursuant to this Lease shall be deemed additional rent which Tenant covenants to pay when due. In the event of nonpayment, Landlord shall have all the rights and remedies with respect thereto as is herein provided for in case of nonpayment of Fixed Rent. All rent shall be payable by Tenant to Landlord without offset, reduction, counterclaim and/or deduction (except as otherwise expressly set forth herein).

          3.3. If any of the rent payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any rent control, federal, state or local law, regulation, proclamation or other legal requirement, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time, during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and additional rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall promptly pay in full to Landlord, unless expressly prohibited by law, an amount equal to (i) rentals which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rent actually paid by Tenant during the period such legal rent restriction was in effect.

          3.4. If any installment of Fixed Rent or additional rent is not paid within five (5) days of the date due, Tenant shall also pay Landlord interest thereon from the due date until paid at 2% per annum above the then published prime interest rate upon unsecured loans charged by Chemical Bank (or The Chase Manhattan Bank, N.A. if Chemical Bank shall not then have an announced prime rate) on loans of 90 days (herein such announced rate plus 2% per annum being herein called the "Prime Rate"). The term "rents" shall include all Fixed Rent, additional rent or other charges payable under this Lease, for nonpayment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rent. If Tenant shall be more than ten days late in making any payment due under this Lease more than three times in any twelve month period, Landlord shall in addition to the remedies provided for in this Section 3.4, be entitled to demand from Tenant, and Tenant agrees promptly to deposit with Landlord, additional cash lease security in the amount of one month's then current annual Fixed Rent, to be held and applied in accordance with the terms of Article 29 hereof

          3.5. Anything to the contrary provided for hereinabove notwithstanding, so long as Tenant shall not be in default of any of the terms and provisions of this Lease beyond any applicable notice or grace periods, Tenant shall have no obligation to pay a portion of the Fixed Rent provided for hereinabove in the amount of $29,166.67 per month for that sixty (60) day period of time commencing on the Commencement Date. Tenant shall, however, continue to be obligated to pay the ERIF and any and all additional rent (including, but not limited to, additional rent payable under Article 4 and Article 7 hereof) and other charges payable by Tenant hereunder in accordance with the terms of this Lease commencing on the Commencement Date.

                                   ARTICLE 4.

                         ADJUSTMENT OF RENT, ESCALATION

          4.1. The annual rental rate hereinbefore set forth shall be adjusted from time to time as in this Article provided to reflect the decrease or increase in Landlord's expenses incurred in operating the Building and Tenant shall pay such rental, as adjusted pursuant to the provisions hereof, as hereinbefore provided. Landlord shall have all of the rights and remedies for Tenant's failure to make a payment under this Article as Landlord has for Tenant's failure to pay Fixed Rent.

          A.      For the purposes of the Article:

          (1) "Base Tax" shall mean the Taxes, as finally determined, for the Base Tax Year.

          (2) "Base Tax Year" shall mean the fiscal year July 1, 1999 to June 30, 2000, inclusive.

          (3) "Tax Year" shall mean each successive New York City real estate fiscal year commencing on July 1st and expiring on June 30th. If the present use of July 1 to June 30 real estate tax year shall change, then such changed tax year shall be used with appropriate adjustment for the transition.

          (4) "Taxes" shall mean (a) the product of the total assessed valuation (all references in this Article to "assessed valuation" shall be deemed to refer to the lesser of the so-called transitional value assessed valuation and the actual assessed valuation) of the Land and Building of which the Demised Premises are a part (without taking into consideration any abatement, exemption and/or deferral because of the Industrial Commercial Development Incentive Program ("ICIP") applicable to such Land and Building) for any Tax Year multiplied by the applicable real estate tax rate for such Tax Year plus (b) any assessments, special and extraordinary assessments, and government levies imposed upon or with respect to the Land and Building (exclusive of any ICIP deferrals) and (c) any franchise, income, profit, value added, use, or other tax imposed in addition to, in whole or partial substitution for, or in lieu of an increase (in whole or part) in such real estate taxes, whether due to a change in the method of taxation or otherwise (exclusive of any ICIP deferrals), it being understood and agreed that the portion of the Taxes so computed under clause (a) above may be a different amount than the real estate taxes actually payable by Landlord in any Tax Year because of the ICIP program. Except as set forth in clause (c) above, Taxes shall not include (i) any taxes on Landlord's income, (ii) franchise taxes, or (iii) estate or inheritance taxes imposed upon Landlord. Provided that Tenant shall have paid Tenant's Percentage of the Taxes in question in a timely manner, such Taxes shall exclude late fees or penalties imposed upon Landlord as a result of Landlord's late payment of such Taxes.

          (5) "Expense Year" shall mean the 2000 calendar year and each subsequent calendar year.

          (6) "Tenant's Percentage" shall mean for purposes of this Lease and all calculations in connection therewith one and 25/100 percent (1.25%) which has been computed on the basis of a fraction, the numerator of which is the agreed rentable square foot area of the Demised Premises and the denominator of which is the agreed rentable square foot area of the Building, both as set forth below. The parties agree that the agreed rentable square foot area of the Demised Premises shall be deemed to be 7,000 square feet, and that the agreed rentable square foot area of the Building shall be deemed to be 561,352 square feet.

          (7) "Expense Base" shall mean the Expenses (as hereinafter defined) for the 2000 Expense Year.

          (8) "Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord with respect to the operation and maintenance of the Land and Building and all appurtenances thereto, and the services provided to the tenants thereof, including, but not limited to, the costs and expenses incurred for and with respect to: electricity (other than electricity purchased by or for individual tenants for consumption in such tenants' space); steam and any other fuel, water rates and sewer charges; air conditioning, ventilation and heating; metal, elevator and elevator cab, lobby, sidewalk and plaza maintenance; equipment, services and personnel for protection and security; messenger service; lobby decoration and interior and exterior landscape maintenance; sprinkler maintenance and alarm service; maintenance, repairs, replacements, and improvements (except as otherwise expressly provided below), which are appropriate for the continued operation of the Building as a first-class office building in Manhattan; rental (or depreciation) of vacuums, window washing rigs and other equipment used in cleaning and maintenance; painting and decoration of non-tenant areas; cleaning and window washing (interior and exterior) of the Building by contract or otherwise; garbage and trash removal; premiums for fire and extended coverage insurance, special extended coverage insurance, owner's protective insurance, and other casualty insurance coverage, boiler and machinery insurance, sprinkler, apparatus insurance, public liability and umbrella liability insurance, property damage insurance, rent, or rental value insurance, plate glass insurance, environmental peril insurance and any other insurance which Landlord may deem necessary or which is required by the lessor under any superior lease and/or the holder of any superior mortgage; supplies, wages, salaries, disability benefits, pensions, hospitalization, retirement plans, and group insurance and other direct or indirect expenses respecting employees of the Landlord and Landlord's contractors up to and including the grade of building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed on Landlord pursuant to laws, orders, rules, regulations, and other legal requirements or pursuant to any collective bargaining agreement with respect to such employees; worker's compensation insurance, payroll, social security, unemployment, and other similar taxes with respect to such employees; a bookkeeper and an accountant; telephone and other Building office expenses; professional and consulting fees, including legal and auditing fees; association fees or dues; computer time; the expenses, including payments to attorneys, experts and appraisers, incurred by Landlord in connection with any application, proceeding or settlement wherein Landlord obtains or seeks to obtain reduction or refund of Taxes; an annual fee for management of the Building in the sum of $842,000. Said management fee shall be increased for each Expense

Year, by adding to $842,000 an amount equal to the product of $842,000 and the percentage of increase in the Expenses for such Expense Year over the Base Expense, both exclusive of such management fees.

          Expenses shall exclude or have deducted from them, as the case may be and as shall be appropriate:

                (i) leasing commissions;

                (ii) salaries of personnel above the grade of building manager (except for personnel employed by Landlord or by any parent, affiliate, subsidiary or successor of Landlord (collectively, "Landlord Entities") which provides services typically performed by a third party in first class office buildings such as cleaning, security and messenger services to the Building and/or other buildings owned by Landlord or other Landlord Entities (provided that the cost of such services, including the salaries, fringe benefits, payroll taxes, and other compensation for such personnel, does not exceed competitive market rates charged by independent third parties for services comparable to such services being provided at the Building) in which case such salaries, fringe benefits, payroll taxes and compensation shall be equitably apportioned among all such buildings);

                (iii) expenditures for capital improvements except (a) those which under generally applied real estate practice are expenses or regarded as deferred costs, (b) capital expenditures or expenses for equipment designed to result in savings or reduction of Expense (e.g., energy saving devices), and (c) capital expenditures required by any law that either (x) is not in effect as of the Commencement Date or (y) is in effect as of the Commencement Date, but only to the extent that such existing law requires capital expenditures in the future (e.g., due to new interpretations of, or future amendments of, any existing law or recurring obligations such as those currently required under Local Law
        11), in any of which cases the cost thereof shall be included in Expenses for the Expense Year in which the costs are incurred and subsequent Expense Years, on a straight line basis, to the extent that such items are depreciated over an appropriate period, but not more than ten (10) years, with an interest factor equal to the Prime Rate at the time of Landlord's having incurred said expenditure. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Expenses for the Expense Year in which they are incurred;

                (iv) cost of repairs or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain, to the extent to which Landlord is compensated therefor through proceeds of insurance or a condemnation award;

                (v) advertising and promotional expenditures;

                (vi) legal fees incurred in disputes with tenants and legal and auditing fees, other than legal and auditing fees reasonably incurred
        (a) in connection with the maintenance and operation of the Land and Building or (b) in connection with the preparation of statements required pursuant to additional rent or rental escalation provisions;

                (vii) costs incurred in performing work or furnishing services to or for individual tenants (including Tenant) other than work or services of a kind and scope which Landlord would be obligated to furnish Tenant without charge if such work were required in the Demised Premises;

                (viii) the cost incurred by Landlord in performing work or furnishing any service to or for a tenant of space in the Building (including Tenant) for which a separate charge is made, including without limitation, the supply of overtime air-conditioning, ventilation and heating at Landlord's cost and expense, regardless of the amount billed or received by Landlord for performing such work or furnishing such service;

                (ix)Depreciation and amortization of the Building, except as otherwise provided herein;

                (x) Advertising and promotional expenses incurred for the purpose of marketing space in the Building;

                (xi)Any rental under any ground or underlying lease;

                (xii) Interest, including interest on debt, debt service or amortization payments on any mortgage encumbering the Building and any financing and refinancing costs with respect thereto;

                (xiii) Amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Expenses;

                (xiv) Taxes;

                (xv)Landlord's income taxes and franchise, gains or estate taxes imposed upon the income of Landlord;

                (xvi) Costs with respect to the creation of a mortgage or a superior lease or in connection with a sale of the Building including, without limitation, survey, legal fees and disbursements, transfer taxes or stamps and appraisals, engineering and inspection reports associated with the contemplated sale;

                (xvii) The costs of installing, operating and maintaining any specialty business at the Building, e.g., parking facilities, restaurants, and/or clubs, provided same are not available to tenants generally;

                (xviii) Lease takeover or termination costs incurred by Landlord in connection with any lease in the Building, including any payments required to be made in connection with the termination of a lease pursuant to Article 31-B of the Tax Law of the State of New York or other similar statute, and legal fees incurred by Landlord in connection with the preparation and negotiation of specific leases in the Building; and

                (xix) Fines and penalties incurred because of violations of laws, orders, rules, regulations or other legal requirements that arise by reason of Landlord's failure to construct, maintain or operate the Building or any part thereof in compliance with such requirements (excluding the costs of permits and approvals required to comply with such laws, orders, rules, regulations or other legal requirements in the ordinary course of the operation and maintenance of the Building and excluding fines and penalties that are reasonably unavoidable in the operation of a first class office building in Manhattan or which are assessed in the ordinary course of business, including by way of example and not by limitation, sidewalk violations and trash fines).

If, during all or part of any Expense Year, Landlord shall not furnish any cleaning service to portions of the Building, due to the fact that construction of the Building is not completed or such portions are not occupied or leased, or because such cleaning service is not required or desired by the tenant of such portion, or such tenant is itself obtaining and providing such cleaning service, or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of such cleaning service included in Expenses for such period shall be increased by an amount equal to the additional expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such cleaning service to such portion of the Building.

                  B        (1) If the Expenses for any Expense Year shall be
greater than the Expense Base, Tenant shall pay to Landlord, as additional rent for such Expense Year, in the manner hereinafter provided, an amount equal to Tenant's Percentage of the excess of the Expenses for such Expense Year over the Expense Base (such amount being hereinafter called the "Expense Payment").

                  (2) Landlord shall, prior to or following the commencement of each Expense Year, deliver to Tenant a statement of the projected Expenses for such Expense Year and Tenant shall pay on the first day of each month as additional rent, together with payment of Fixed Rent, an "Estimated Expense Payment" which shall be equal to one-twelfth (1/12th) of Tenant's Percentage of the amount by which such projected Expenses exceed the Expense Base. At any time during any Expense Year, Landlord may deliver a revised statement of projected Expenses to reflect, if Landlord can reasonably so estimate, known increases in rates for the current Expense Year applicable to the categories involved in computing Expenses and thereafter Tenant's monthly Estimated Expense Payment shall be adjusted accordingly.

                  (3) To the extent that at the time of furnishing of any statement of projected Expenses the aggregate monthly payments made during the preceding months of the Expense Year in question are less than the amount which would have been paid if the installment required pursuant to such statement had been made for such preceding months, the deficiency shall be due and payable in full as additional rent together with the regular monthly installment of rent next coming due.

                  (4) Within one (1) year after the expiration of each Expense Year, Landlord shall submit to Tenant an "Expense Statement" prepared by Landlord, setting forth the Expenses for the preceding Expense Year and the Expense Payment, if any, due to Landlord from Tenant for such Expense Year. In the event Tenant's Expense Payment shall be greater than or less than respectively the aggregate of Tenant's Estimated Expense Payments for such Expense Year, then within thirty (30) days after receipt of such Expense Statement Tenant shall make payment of any unpaid portion of its Expense Payment as additional rent, or any excess paid by Tenant shall be, at Landlord's option, either refunded to Tenant or credited against the payment(s) of Estimated Expense Payment next coming due.

                  (5) Until a new statement of projected Expenses is rendered, Tenant's Estimated Expense Payment for any Expense Year shall be deemed to be one-twelfth (1/12th) of the total Estimated Expense Payment for the preceding Expense Year.

                  (6) The Expense Statements furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Expenses for the periods represented thereby, unless Tenant, within forty-five (45) days after they are furnished, shall give a notice to Landlord that it disputes the accuracy or appropriateness of any of same, which notice shall specify the particular respects in which the disputed Statement is inaccurate or inappropriate, but only to the extent such information is within Tenant's actual knowledge. Pending the resolution of such dispute, Tenant shall pay the Estimated Expense Payments, as well as the Expense Payment in dispute, to Landlord in accordance with the statements of projected Expenses furnished by Landlord. Tenant shall have the right, during reasonable business hours and upon not less than ten (10) business days' prior written notice to Landlord, to examine Landlord's books and records with respect to any Statement, provided (a) such examination is commenced within ninety (90) days and concluded within one hundred twenty (120) days following the rendition of the Statement in question
(b) such examination may only be conducted by full-time, regular employees of an independent and reputable, certified public accounting firm, and such firm is not being compensated by Tenant for such services on a contingency or success fee basis and (c) Tenant delivers a confidentiality agreement to Landlord with respect to such dispute and such examination in form and substance reasonably satisfactory to Landlord and Tenant.

                  (7) In no event shall the Fixed Rent under this Lease be reduced by virtue of this Section.

                  (8) If the Commencement Date is not the first day of an Expense Year or if the date of expiration or termination of this Lease (except for termination for Tenant's default), whether or not same is the Expiration Date or another date prior or subsequent thereto, is not the last day of an Expense Year then the Expense Payment shall be prorated based upon the number of days of the applicable Expense Year within the Term. With respect to the year in which the term of this Lease expires or terminates, such pro rata portion shall become immediately due and payable by Tenant to Landlord, if it has not theretofore already been paid, and Landlord, as soon as reasonably practicable, shall cause the annual statements of the Expenses for that Expense

Year to be prepared and furnished to Tenant. Landlord and Tenant thereupon shall make appropriate adjustments of all amounts then owing.

                  (9) If the first Expense Year is not a full calendar year, then the Expenses for such first Expense Year shall be annualized by Landlord, giving effect to seasonal variations, to obtain the amounts thereof which would have been incurred had said first Expense Year been a full calendar year, and the Expense Payment shall be computed by Landlord based upon such annualized amounts.

                  C        (1) The annual rental rate shall be increased for
each Tax Year during the term of this Lease by Tenant's Percentage of the amount by which the Taxes in each such Tax Year exceed the Base Tax. Landlord shall advise Tenant, by a written statement by Landlord's accountant or by Landlord or its agent, of any change in Taxes and the effective date thereof (the "Tax Statement"). The Tax Statement shall show the Tenant's new annual rental rate caused by each change and the monthly installments shall be one-twelfth (1/12th) thereof, and the manner in which the adjustment is computed, including any adjustments in real estate tax assessments affecting the Taxes for any Tax Year. Said one-twelfth (1/12th) of such increase shall be due and payable with monthly installments of Fixed Rent. Notwithstanding the foregoing, if Taxes are required to be paid prior to the expiration of the appropriate calendar half or any other applicable fiscal period or the expiration of any Tax Year to avoid a penalty or late charge, then Landlord may immediately elect to bill Tenant for its above specified percentage of any increase in Taxes in excess of the Base Tax with respect to such calendar half or any other applicable fiscal period or Tax Year, as the case may be, and Tenant shall pay same within thirty (30) days thereafter. Any decrease in annual rental rate under this Paragraph C can be applied only to reduce prior increases under this Paragraph. To the extent that the change is relevant to a period for which Tenant has paid its monthly installments of Fixed Rent, a retroactive lump sum payment shall be made by Tenant as and when billed for the same by Landlord.

                  (2) The Tax Statements furnished to Tenant shall constitute a final determination as between Landlord and Tenant of the Taxes for the periods represented thereby, unless (a) the Taxes for any such period are subsequently reduced by tax certiorari proceedings or otherwise (in which event the Tax Statement for such adjusted Taxes shall be conclusive and binding, subject to subsection (b) of this paragraph), or (b) Tenant, within forty-five
(45) days after they are furnished, shall give a notice to Landlord that it disputes the accuracy or appropriateness of any of same, which notice shall specify the particular respects in which the disputed Tax Statement is inaccurate or inappropriate to the extent Tenant has such information. Pending the resolution of such dispute, Tenant shall pay Tenant's Percentage of the Taxes to Landlord in accordance with the Tax Statements furnished by Landlord. Tenant shall have the right to receive a copy of any tax bill or statement from the applicable taxing authority upon which the disputed Tax Statement is based within twenty (20) days after demand therefor.

                  (3) It is understood and agreed that, although the real estate taxes for the Building are subject to certain abatements, exemptions and/or deferrals under the ICIP, Tenant shall pay Tenants' percentage of any increase in Taxes over the Base Tax, in accordance with Section 4.1C(l), without taking any such ICIP abatement, exemption or deferral into consideration.

                  (4) It is further understood and agreed that (in order to enable Landlord to comply with certain requirements of the ICIP):

               (i) Landlord is seeking, or has obtained, benefits under the ICIP program.

               (ii)Tenant agrees to report to Landlord the number of workers permanently engaged in employment in the space leased, the nature of each worker's employment and the New York City residency of each worker.

               (iii) Tenant agrees to provide access to the Demised Premises by employees and agents of the Department of Finance of the City of New York, the Office of Labor Services, or any such other agency at the request of Landlord at all reasonable times and, to the extent practicable, upon reasonable prior notice (which may be oral).

               (iv)Tenant shall not be required to pay taxes or charges which become due because of the willful neglect or fraud by Landlord in connection with the ICIP program or otherwise relieve or indemnify Landlord from any personal liability arising under Administrative Code ss.11-265, except where imposition of such taxes, charges or liability is occasioned by actions of Tenant in violation of this Lease.

                  (5) With respect to Tenant's work set forth below, and in connection with Landlord's ICIP application, Tenant, at its sole cost and expense, shall be obligated to timely and fully comply with the requirements of
(i) Executive Order No. 50 of 1980; (ii) Executive Order No. 108 of 1986; (iii)
Section 11-260 of the Administrative Code of the City of New York; (iv) Article 22 of the ICIP Regulations; (v) the New York City Charter; and (vi) any other additional or successor executive orders, statutes, rules or regulations bearing on Landlord's ICIP application. Such compliance shall include, but shall not be limited to, the filing with the Department of Labor Services ("DLS") of Construction Employment Reports, Supply and Service Construction Employment Reports, Less Than $750,000 Subcontract Certificates, and certified payroll records. Tenant shall also be solely responsible for the compliance of any contractor, subcontractor, consultant, agent or party employed by Tenant in connection with Tenant's work. Tenant further agrees that copies of all such filings shall currently be sent by certified mail to the Owner's ICIP counsel:
Rosenberg & Estis, P.C., 733 Third Avenue, New York, New York 10017, Attention:
Jeffrey Turkel, Esq. Tenant, as well as any contractor, subcontractor, construction manager, general contractor, consultant, agent or any party employed by Tenant in connection with Tenant's work, shall cooperate with Landlord and will supply such information and comply with such reporting requirements as Landlord advises Tenant are reasonably necessary to comply with the ICIP, and Tenant will assist Landlord in connection with maintaining its eligibility under the ICIP.

          Tenant also agrees that at the commencement of its work, and as the work progresses, Tenant (or its agent) shall provide Landlord's ICIP counsel with the names of all contractors or subcontractors retained by Tenant with respect to the work, as well as the dollar value of each contract or subcontract. Tenant further agrees that with respect to any contractors or subcontractors performing work pursuant to a contract or subcontract with a value of

$750,000 or more, a retainage in the amount of 10% of the value of said contract or subcontract shall be withheld until DLS gives written approval that final payment may be released to said contractor or subcontractor.

                                   ARTICLE 5.

                                       USE
                                       ---

          5.1 Tenant shall use and occupy the Demised Premises for executive and general offices (which may include such offices in connection with Tenant's mortgage banking business, provided that such use shall not involve patronage of the general public) and for a pantry (provided that no cooking shall be allowed) and for no other purpose. Tenant will not at any time use or occupy the Demised Premises, or permit same to be used or occupied in violation of the certificate of occupancy for the Building.

          5.2      The use of the Demised Premises for the purposes specified in
Section 5.1 shall not include:

          (1) the sale to the public of any products kept in the Demised Premises, or any demonstrations to the public, or the sale (whether by persons or by vending machines) of alcoholic beverages, candy, cigarettes, cigars, tobacco, narcotics or other controlled or prohibited substances, newspapers, magazines, beverages, or similar items,

          (2) the rendition of medical, psychological, or therapeutic services;

          (3)      the conduct of an auction;

          (4) the conduct of any gambling activities, or any political activities, or of an employment agency;

          (5) offices of a governmental agency, or government (including, without limitation, an autonomous governmental corporation or any entity having governmental immunity), or a diplomatic or trade mission;

          (6)      the operation of any school or college; or

          (7) any use prohibited by the Rules and Regulations attached hereto and made a part hereof as Exhibit D.

          5.3 Tenant shall not use, occupy, suffer or permit the Demised Premises (or any part thereof) to be used in any manner, or suffer or permit anything to be brought into or kept therein, which would, in Landlord's reasonable judgment, (a) make unobtainable at standard rates from any reputable insurance company authorized to do business in New York State any fire insurance with extended coverage or liability, elevator, boiler, umbrella or other insurance, (b) cause, or be likely to cause, injury or damage to the Building or to any Building equipment or to the Demised Premises, (c) constitute a public or private nuisance, (d) violate any certificate of occupancy in the Building, (e) emit objectionable noise, fumes, vibrations, heat, chilled air, vapors or odors into or from the Building or the Building equipment, or (f) impair or interfere with any of the Building services, including the furnishing of electrical energy, or the proper and economical cleaning, heating, ventilating, air conditioning or other servicing of the Building, Building equipment, or the Demised Premises.

          5.4 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in (or any subtenant's business) or occupancy of the Demised Premises, then Tenant, at its sole expense, shall procure and thereafter maintain (or cause to be maintained) such license or permit and submit the same to Landlord for inspection upon Landlord's request. Tenant shall comply with the terms and conditions of each such license and/or permit.

          5.5      No licensing of desk space shall be permitted.


                                   ARTICLE 6.

                             SERVICES AND EQUIPMENT

          6.1      Landlord shall, at its cost and expense:

                  A. Provide elevator service during business hours on business days. As used in this Lease, the term "business days" means Monday through Friday exclusive of holidays, and the term "business hours" means 8:00 A.M. to 6:00 P.M. At all times other than during business hours on business days, only one elevator shall be on call to the Demised Premises and to other tenants of the Building.

                  B. Maintain and keep in good order and repair the central heating, ventilating and air-conditioning system installed by Landlord. The aforesaid system will be operated by Landlord during business hours on business days.

                  C. Provide Building standard cleaning services to the Demised Premises and public portions of the Building on business days. The Cleaning Specifications are annexed hereto and made a part hereof as Exhibit C. If any space may, under the terms of this Lease, be used for the consumption of food, such space will receive only Exhibit C office space cleaning specifications, and Tenant shall have such space periodically exterminated.

                  D. Furnish water for ordinary lavatory, drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes, Tenant agrees that Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant further agrees to reimburse Landlord for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's costs of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents.

          6.2 Holidays shall be deemed to mean all Federal holidays, State holidays and Building Service Employees Union Contract holidays.

          6.3 Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 6 when the necessity therefor arises by reason of required maintenance, accident, labor dispute, riot, insurrection, emergency, mechanical breakdown, Acts of God, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall exercise good faith to complete all required repairs or other necessary work so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will permit. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result thereon nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension. Anything herein contained to the contrary notwithstanding, if as a result of Landlord's negligence in connection with any repairs or other work by Landlord in the Building or the Demised Premises, any utility or service is not provided to all or part of the Demised Premises (except if such utility or service is not provided due to the failure of the utility company), and therefore Tenant for ten (10) consecutive business days cannot and does not use all or any part of the Demised Premises for such entire ten (10) business day period, then Tenant shall be entitled to a pro rata abatement of the rent attributable to the portion of the Demised Premises that Tenant cannot and does not use for each day after said ten (10) business day period, until such utility or service is restored and Tenant can use the entire Demised Premises. Notwithstanding the foregoing, Tenant shall not be entitled to any rent abatement if any utility service for which Tenant is a direct customer of the utility providing such service is not provided to all or part of the Demised Premises by said utility.

          6.4 Tenant shall reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant except normal office trash, and Tenant shall pay all bills therefor promptly after rendered.

          6.5 If Tenant shall require HVAC service at any time other than during business hours on business days, Landlord shall furnish such service (herein called "after-hours air-conditioning service") upon advance written notice from Tenant as specified below and Tenant shall pay Landlord's then established charges therefor on Landlord's within fifteen (15) days after demand as additional rent. If Tenant shall not pay the same, Tenant shall also pay interest thereon at the then Prime Rate. Requests for after-hours air-conditioning service shall be submitted in writing to the Building manager, by a person designated by Tenant as authorized to make such requests, before 1:00 P.M. on a non-holiday weekday for such weekday and at least thirty-six (36) hours prior to a holiday or weekend. Landlord's currently established charges for such after-hours air-conditioning service are as follows: air conditioning -- $250 per hour and heat-- $180 per hour.

          6.6 Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant may install, at Tenant's own cost and expense in accordance with, and subject to, the applicable provisions of this Lease (including, without limitation, Article 13 hereof) an additional heating, ventilating and air-conditioning system (hereinafter referred to as the "Supplemental Air-Conditioning System"). The costs of installation (including, without limitation, connection to any condenser water source), maintenance and operation of the Supplemental Air-Conditioning System shall be borne by Tenant, and Tenant shall be responsible for the design and installation of its own condenser water pumps, capable of delivering the required flow to Tenant's equipment. Tenant (or at Landlord's option, Landlord) shall install, at Tenant's sole cost and expense, valved outlets into the condenser water riser, the cost of which valves are to be paid for by Tenant. Whenever Tenant shall make a connection to any condenser water source, Tenant shall also leave additional valved outlets of a size to be determined by Landlord. All facilities, equipment, machinery and ducts installed by Tenant in connection with the Supplemental Air-Conditioning System shall (a) be subject to Landlord's prior written approval, (b) comply with Landlord's reasonable requirements as to installation, maintenance and operation, and (c) comply with all other terms, covenants and conditions of this Lease applicable thereto. Landlord shall have no liability or responsibility whatsoever for any interruption in service of the Supplemental Air-Conditioning System (if any) for any cause whatsoever, nor shall any such interruption be construed as an actual or constructive eviction of Tenant, or entitle Tenant to any abatement of Fixed Rent or additional rent, or relieve or release Tenant from any of its obligations under this Lease. Tenant agrees to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper connection, functioning and protection of the Supplemental Air-Conditioning System.

                                   ARTICLE 7.

                                    ELECTRIC

          7.1 Landlord shall furnish to the Tenant electricity for normal business purposes as provided in Paragraph 7.2 hereof in the Demised Premises at no additional charge or rental, subject however to future adjustments after the date hereof, in the event that there is an increase or decrease in the utility rate schedule or utility or sales taxes thereon pursuant to which electricity shall be furnished to Owner by the utility company serving the Building in which the Demised Premises are located and the Tenant shall have the right to use electricity on an unmetered basis as an additional service. Each such adjustment shall be computed by multiplying the electrical rent inclusion factor ("ERIF") set forth in Paragraph 7.2 hereof, as adjusted, by the percentage of increase or decrease, as the case may be, in the utility rate schedule or utility or sales taxes thereon applicable to the Building and by adding or subtracting the product thereof to or from said ERIF to determine the amount of the adjusted rent and the adjusted ERIF. In no event, however, may the ERIF be reduced below the amount set forth in Section 7.2 below.

          7.2 As of the date of this Lease, the ERIF is $1,691.67 per month which factor is based upon the Tenant's use, during regular business hours, of lighting fixtures and electrically operated equipment which operates on a standard 120 volt convenience receptacle on a 15 Amp general purpose branch circuit with not less than eight (8) outlets on such circuit. The use of electricity on other than regular business hours or for fixtures or equipment which are not accommodated by such base receptacles may be permitted within the limitation of Paragraph 7.3 provided that the ERIF shall be increased in an amount to be determined from a survey made by a reputable independent electrical engineer or consultant selected by Owner.

          7.3 Tenant's use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the then existing risers or wiring installation serving the Demised Premises; in furtherance thereof, Tenant's connected electrical load in the Demised

Premises shall at no time exceed five (5) watts (average) per usable square foot without Landlord's prior written approval. Tenant understands that if the connected load exceeds four (4) watts (average) per usable square foot in any area that the HVAC system will not be able to perform within the limits specified therefor in Exhibit E-1 attached hereto and made a part hereof. Any additional risers required by Tenant to supply Tenant's electrical requirements and all other equipment proper and necessary in connection therewith, upon request of Tenant, will be installed by Landlord, at Tenant's sole cost and expense, if in Landlord's judgment, the same are necessary and will not cause or create a hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants. Rigid conduit only will be allowed. In order that personal safety and property of Landlord and the tenants and occupants of the Demised Premises and the Building may not be imperiled by the over taxing of the capacity of the electrical distribution system of the Demised Premises or the Building, and to avert possible adverse effect upon the Building's electrical system, Tenant shall not, without prior consent of Landlord, make or perform or permit any changes in or alterations to wiring installations or other electrical facilities in or serving the Demised Premises (as such installations or facilities shall be indicated by the final electrical plans submitted by Tenant to Landlord in connection with the initial construction of the Demised Premises) or any additions to the electric fixtures, business machines or office equipment or appliances (other than personal computers, fax machines and similar low energy consuming office machines) in the Demised Premises which utilize electrical energy. Any such alterations or changes performed by Tenant shall be in compliance with all codes and legal requirements. Should Landlord grant such consent, all additional risers, wiring or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant as additional rent within 15 days after being billed therefor. Landlord's approval of any electrical alterations or changes shall not be deemed a representation that the same comply with applicable codes or other legal requirements. Landlord, its agents and engineers and consultants may survey the electrical fixtures, appliances and equipment in the Demised Premises and Tenant's use of electrical energy therein from time to time to determine whether Tenant is complying with its obligations under this Article. In the event that Landlord causes any such survey to be performed to determine whether there should be an increase in the ERIF as a result of Tenant's installation of additional equipment that utilizes electrical energy, and if Tenant shall dispute the findings of such survey, Tenant, within sixty (60) days of receipt of Landlord's findings, may cause a like survey to be made by an electric consultant selected and paid by Tenant. If Tenant so elects, upon completion of the second survey Tenant shall notify Landlord of the results thereof. If such determination differs from that of Landlord by 10% or less, Landlord's findings shall be conclusive and binding upon the parties. If such determination differs from that made by Landlord's electric consultant by more than 10% and Landlord and Tenant cannot agree on the amount of the increase in the ERIF, if any, the dispute shall be resolved by arbitration in accordance with Article 25 hereof. Pending a final determination pursuant to such arbitration however, Tenant shall pay to Landlord for such electrical energy based on the determination of Landlord's engineer or consultants; and if it is determined that Tenant has overpaid, Landlord shall reimburse Tenant for any overpayment at the conclusion of such arbitration. If Tenant shall not dispute the findings as provided in this Section, the determination by Landlord's engineer or consultants shall be deemed final and conclusive. Notwithstanding the provisions of Article 25 hereof, the losing party in any such arbitration proceeding shall bear the fees and expenses of the arbitrator and all other expenses of arbitration (other than the fees and disbursements of attorneys or witness for each party).

          7.4 Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by Landlord's gross negligence or willful misconduct, and then only after prior actual notice has been given to Landlord as provided in Article 24.

          7.5 In addition to the foregoing, Landlord shall have the right on five (5) days' prior notice to Tenant (whenever possible) to "shut down" electrical energy to the Demised Premises when necessitated by the need for repairs, alterations, connections or reconnections, with respect to the Building electrical system (singularly or collectively, "Electrical Work"), regardless of whether the need for such Electrical Work arises in respect of the Demised Premises, any other tenant space, or any Building common areas. Landlord may not, however, shut down Tenant's electrical energy for such Electrical Work during business hours unless such Electrical Work shall be required because of an emergency or required by the utility company servicing the Building. Landlord shall have no liability to Tenant for any loss, damage, or expense which Tenant may sustain due to such "shut down" or Electrical Work.

          7.6 Landlord reserves the right to terminate the furnishing of electrical energy at any time, upon 30 days' notice to Tenant unless such notice is not feasible under the circumstances, in which event Landlord will give Tenant such reasonable notice as is possible. If Landlord shall so discontinue the furnishing of electrical energy, (a) Tenant shall arrange to obtain electrical energy directly from the utility company furnishing electrical energy to the Building, (b) Landlord shall permit the existing feeders, risers, wiring and other electrical facilities serving the Demised Premises to be used by Tenant for such purpose to the extent that they are available, suitable and safe, (c) from and after the effective date of such discontinuance Landlord shall not be obligated to furnish electric energy to Tenant, (d) such discontinuance shall be without liability of Landlord to Tenant, and (e) if Landlord shall discontinue the furnishing of electrical energy as a result of any legal requirement or insurance requirement, Landlord shall, at Tenant's expense, install and maintain at locations in the Building reasonably selected by Landlord any necessary electrical meter equipment, panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electrical energy directly from the utility supplying the same. Commencing with the date when Tenant receives such direct service, and as long as Tenant shall continue to receive such service, the Fixed Rent payable under this Lease shall be reduced to what the Fixed Rent would then have been but for the adjustments under this Article 7 and the original ERIF payable by Tenant included in the Fixed Rent as set forth in Article 3 hereof. Landlord, at its option, before commencing any work to be paid for by Tenant hereunder or at any time thereafter, may require Tenant to furnish to Landlord such security, whether by surety bond issued by a corporation satisfactory to Landlord, in form and amount and licensed to do business in New York State or otherwise, as Landlord shall deem necessary to assure the payment for such work by Tenant. Landlord shall be promptly given by Tenant a copy of each electric utility bill of Tenant if Tenant should become a direct customer of the local utility.

          7.7 In the event that any tax shall be imposed upon Landlord's receipts from the sale, use or resale of electrical energy to Tenant, the pro rata share allocable to the electrical energy service received by Tenant shall be passed onto, included in the bill of, and paid by Tenant if and to the extent not prohibited by law.

          7.8 Landlord shall, at Tenant's option, furnish and install all replacement lighting, tubes, lamps, starters, bulbs and ballasts required in the Demised Premises and Tenant shall pay to Landlord (or its designated contractor) upon demand the then established charges therefor as additional rent on demand.

                                   ARTICLE 8.

                       ASSIGNMENT, SUBLETTING, MORTGAGING

          8.1 A. Tenant or its legal representatives will not by operation of law or otherwise, assign (in whole or in part), mortgage or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. The consent by Landlord to any assignment or subletting, whether by Tenant or any other tenant in the Building, shall not be a waiver of or constitute a diminution of Landlord's right to withhold its consent to any other assignment or subletting and shall not be construed to relieve Tenant from obtaining Landlord's express written consent to any other or further assignment or subletting. Such reasonable attorneys' fees as may be incurred by Landlord in connection with Tenant's request for consent to an assignment or subletting shall be paid by Tenant.

          B. If Tenant or its legal representatives desires to assign this Lease or sublet all or any portion of the Demised Premises, Tenant shall promptly notify the then managing agent of the Building in writing of its desire to assign or sublet. Upon obtaining a proposed assignee or subtenant upon acceptable terms, Tenant shall submit to Landlord in writing:

               (i) the name and address of the proposed assignee or sublessee;
          and

               (ii)the terms of the proposed assignment or sublease; and

               (iii) the nature and character of the business which the proposed assignee or subtenant will conduct in the Demised Premises;

               (iv) if the proposed assignee or sublessee is a corporation, the names and addresses of all directors and officers thereof and the names and addresses of each stockholder who or which has beneficial ownership of 10% or more of the proposed assignee or sublessee entity, setting forth for each such stockholder his, her or its percentage of such beneficial ownership; if a partnership, joint venture or other business or unincorporated association, the name and address of each general partner (and limited partner, if any), joint venturer or member thereof, who or which has beneficial ownership of 10% or more of the proposed assignee or sublessee entity, setting forth for each such general partner, limited partner, joint venturer and member his, her or its percentage of such beneficial ownership; and

               (v) a complete financial statement (not more than 12 months old), for the proposed assignee or sublessee, certified by certified public accountants regularly employed by the proposed assignee or sublessee, together with a more current interim financial statement for the proposed assignee or sublessee, if available; and

               (vi)the names and business experience of the management level personnel of the proposed assignee or sublessee who will be active in the actual day to day operation of the business to be continued in the Demised Premises by the proposed assignee or sublessee and their respective percentages of beneficial ownership in the proposed assignee or sublessee; and

               (vii) an executed copy of the proposed assignment or sublease (which is conditioned upon Landlord's rights and consent as provided in this Article 8); and

               (viii) any other information concerning the assignment or sublease which Landlord may reasonably request.

          Landlord shall have the option to be exercised within thirty (30) days from the submission of the aforesaid information: (i) to cancel this Lease with respect to the space to be sublet for the duration of the proposed sublease; or
(ii) to require Tenant to execute and deliver an assignment or sublease to Landlord (or its designee) upon the same terms as submitted by Tenant to Landlord, except that Landlord shall have the unrestricted right to assign or sublet and/or alter the space. In the event of a proposed assignment, or of a proposed sublease which, in the aggregate with all other subleases, demises 50% or more of the Demised Premises, Landlord shall have the further option to be exercised within the said thirty (30) day period, to cancel and terminate this Lease effective on the date of Tenant's proposed assignment or sublease, in which event this Lease and the term hereof shall expire and terminate on that date as if it were the date herein fixed for the termination and expiration of the term of this Lease. Notwithstanding any provision of this Lease to the contrary, 75% any rentals and/or consideration paid or payable by the subtenant or assignee in excess of the rentals (pro-rated on a square foot basis if the sublease is for less than all of the Demised Premises) reserved and/or payable under this Lease shall be paid by Tenant as and when received by Tenant to Landlord as additional rent, deducting from such excess, the reasonable expenses proven to have been incurred by Tenant in effecting the sublease or assignment, appropriately pro rated (if a sublease) over the term of the sublease. Said reasonable expenses shall include, but not be limited to, brokerage fees, attorneys' fees and disbursements, advertising costs, reasonable concessions to the assignee or subtenant, including, without limitation, free rent or work contributions to the assignee or subtenant, and the costs incurred in connection with alterations, decorations and installations made by Tenant pursuant to its subject assignment or sublease to prepare the space for occupancy by the assignee or the subtenant. Tenant may not assign all or any part of this Lease, nor sublet all or any part of the Demised Premises, if Tenant is in default under this Lease beyond applicable notice and cure periods (if any). In addition, Tenant may not request

Landlord to consider and/or approve any proposed subletting or assignment if Tenant is in default under this Lease beyond applicable notice and cure periods (if any).

          C. If Tenant has complied with the provisions of Section 8.1B and Landlord has not exercised either of its foregoing options within the time set forth above, its consent to the proposed assignment or subletting shall not be unreasonably withheld; provided, however, that it may withhold consent thereto if in the reasonable exercise of its judgment it determines that:

          (1) The financial condition and general reputation for good character of the proposed assignee or subtenant are insufficient or not consistent with the obligation and responsibility undertaken by the proposed assignment or sublease; or

          (2) The proposed business to be conducted in the Demised Premises is not appropriate for the Building or in the keeping with the character of the existing tenancies or permitted by this Lease, or the use is not expressly permitted by this Lease; or

          (3) The nature of the occupancy of the proposed assignee or subtenant will cause a greater density of employees or traffic or make greater demands on the Building's services or facilities than that made by Tenant; or

          (4) Tenant proposes to assign or sublet to one who at the time is a tenant (or subsidiary or affiliate of a tenant) or to a person in possession of premises in the Building, or another building located on the West side of Manhattan owned by Landlord or an entity affiliated with Landlord or to one with whom Landlord is negotiating for a lease or sublease for space in any building owned by Landlord or an entity affiliated with Landlord located on the West side of Manhattan; or

          (5) The assignee or subtenant shall have or enjoy diplomatic immunity; or

          (6) Such proposed subletting would result in the Demised Premises being divided into more than two (2) rental units in the aggregate; or

          (7)      Any combination of the foregoing conditions exist.

          8.2 If this Lease shall be assigned or sublet in accordance with this Article, such assignee or subtenant shall not be permitted to further assign or sublet in whole or in part.

          8.3 If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all terms, conditions and covenants of this Lease. Notwithstanding the foregoing, in the event of an assignment or sublease to Landlord or its designee pursuant to Section 8.2B above, the performance by Landlord or its designee under such assignment or sublease shall be deemed to be the performance by the Tenant of a similar obligation under this

Lease, and any default by the subtenant or assignee under any such sublease or assignment shall not give rise to a default by Tenant under a similar obligation included in this Lease.

          8.4 Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent and additional rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease. No assignment shall be effective unless Tenant shall promptly deliver to Landlord a duplicate original of the instrument of assignment, in form reasonably satisfactory to Landlord, containing a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent, prior thereto.

          8.5      Anything herein contained to the contrary notwithstanding:

                  (1) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then Building rental rate for such space or the rental rate then being paid by Tenant to Landlord.

                  (2) The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant of this Lease or a majority of the total interest in any partnership tenant or subtenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or of such sublease. The transfer of outstanding capital stock of any corporate tenant, for purposes of this Article, shall not include sale of such stock by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934 as amended, and which sale is effected through "over-the-counter market" or through any recognized stock exchange.

                  (3) Anything to the contrary in the foregoing notwithstanding, Tenant may sublet all or any portion of the Premises or assign this Lease to any Subsidiary, Parent Company, Affiliate or successor by merger or consolidation or a person to whom all or substantially all of Tenant's assets are transferred (such successor or person being herein called a "Successor") without the consent of Landlord (but only if (a) the Successor has a net worth on the date of such assignment or sublease equal to or greater than the greater of (i) the net worth of Tenant on the date hereof and (ii) the net worth of Tenant at the date which is twelve (12) months prior to the proposed assignment or sublease and (b) such merger, consolidation or transfer of assets is not effected for the primary purpose of transferring this Lease or subleasing the Premises). For purposes of this Section 8.5(3), a "Subsidiary", "Parent Company" and "Affiliate" of Tenant shall mean the following: (i) "Subsidiary" shall mean any corporation not less than 51% of whose outstanding stock shall, at the time, be owned directly or indirectly, by Tenant; (ii) "Parent Company" shall mean any corporation which shall own, directly or indirectly, at least 50% of the outstanding stock of Tenant at the time; and (iii) "Affiliate" shall mean any corporation or other entity which, directly or indirectly, controls or is controlled by, or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation or other entity, whether through the ownership of voting securities or by contract or otherwise. Section 8.1B shall not apply to a proposed assignment or sublease pursuant to this Section 8.5(3). No such assignment or sublease shall be permitted or effective unless (x) Tenant cures any existing default under the Lease, (y) Tenant gives Landlord at least ten (10) days' prior written notice of such assignment or sublease together with a copy of the proposed assignment or sublease and reasonably acceptable proof of the compliance of such transaction with the conditions set forth in this Section 8.5(3) and (z) Tenant gives Owner a signed copy of the final assignment or sublease within ten (10) days after it is executed. No such assignment or sublease by Tenant shall be deemed to release the Tenant from any of its obligations and liabilities hereunder and such assignee or subtenant shall execute an agreement, in form or substance reasonably satisfactory to Owner, assuming all Tenant's obligations and liabilities hereunder.

          8.6 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed as follows:

          (a) no subletting shall be for a term ending later than one day prior to the Expiration Date of this Lease;

          (b) no sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and approved by Landlord (where such approval is required);

          (c) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, either terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

                                   ARTICLE 9.

              SUBORDINATION, NON-DISTURBANCE, ESTOPPEL CERTIFICATE

          9.1 Landlord's right, title and interest in and to its leasehold estate and to the Building are derived from and under a lease or leases (sometimes referred to as the "Over Lease").

          9.2 This Lease is and shall be subject and subordinate in all respects to the Over Lease, and any other ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or such leases, to each and every advance made or hereafter to be made under such mortgages and to all renewals, modifications, consolidations, replacements and extensions of such Over Lease or leases or mortgages. This section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant agrees to promptly execute and deliver any instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may request to evidence such subordination, and Tenant hereby irrevocably appoints Landlord the attorney-in-fact of Tenant to execute and deliver such instrument on behalf of Tenant, should Tenant refuse or fail to do so promptly after request. The leases to which this Lease is, at the time referred to, subject and subordinate pursuant to this Article are hereinafter sometimes called "superior leases", and references to the lessors of superior leases are intended to include the successors in interest of the lessors of superior leases and their successors in interest as may be appropriate. The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes collectively called "superior mortgages".

          9.3 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of intention to, and commence and continue to, remedy such act or omission.

          9.4 In the event of a termination of the Over Lease, or if the interests of Landlord under this Lease are transferred by reason of or assigned in lieu of foreclosure or other proceedings for enforcement of any such mortgage, or if the holder of any such mortgage acquires a lease in substitution therefor, then Tenant under this Lease will, at the option to be exercised in writing by the lessor under said Over Lease or such purchaser, assignee or lessee, as the case may be, (i) attorn to it and will perform for its benefit all the terms, covenants and conditions of this Lease on Tenant's part to be performed with the same force and effect as if said lessor or such purchaser, assignee or lessee, were the landlord originally named in this Lease, or (ii) enter into a new lease with said lessor or such purchaser, assignee or lessee, as landlord, for the remaining term of this Lease and otherwise on the same terms and conditions and with the same options then remaining.

          9.5 In the event of the enforcement by the holder of any mortgage of the remedies provided for by law or by any security instrument, Tenant will, upon request of any person succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of said successor in interest, without change in the terms or other provisions of this Lease; provided, however, that said successor in interest shall not be bound by (i) any payment of Fixed Rent or additional rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (ii) any amendment or modification of this Lease made without the consent of the holder of such mortgage or such successor in interest, or (iii) any obligation or liability of Landlord thereunder arising prior to the date the holder of such mortgage shall succeed to the interest of Landlord. Upon request by said successor in interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment. Anything to the contrary in the foregoing notwithstanding, any cancellation, abridgment, surrender, modification or amendment of this Lease, without the prior written consent of the holder of any superior mortgage, except as may be permitted by the provisions of any such superior mortgage or assignment of leases and rents granted in connection with such superior mortgage shall be voidable as against the holder of the superior mortgage, at its option.

          9.6 If, in connection with obtaining financing (or condominiumizing) for the Land and/or Building, or of any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing (or condominiumizing), Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations or materially adversely affect the rights of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

          9.7 Tenant agrees, at any time and from time to time, upon not less than ten days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent, additional rental and other charges have been paid, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in the Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any mortgagee or prospective mortgagee of any mortgage affecting the Building or the Building and the Land, and by any landlord under a ground or underlying lease affecting the Land or Building, or both.

          9.8 Tenant agrees to submit to Landlord on or before March 31 in each calendar year a copy of the latest annual financial statements of Tenant (and any guarantor of Tenant's obligations under this Lease), certified by an independent certified public accountant.

                                   ARTICLE 10.

                             ENTRY; RIGHT TO CHANGE

                         PUBLIC PORTIONS OF THE BUILDING

          10.1 Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the Demised Premises, provided same does not reduce the usable area of the Demised Premises by more than a de minimis amount or materially interfere with Tenant's conduct of business in the Demised Premises. Landlord or its agents or designees shall have the right to enter the Demised Premises upon reasonable notice to Tenant (except in case of an emergency in which case no notice shall be required), for the purpose of making such repairs or alterations as Landlord shall be required or shall have the right to make by the provisions of this Lease and, subject to the foregoing, shall also have the right to enter the Demised Premises upon reasonable notice to Tenant for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made. Landlord shall use commercially reasonable efforts to minimize any interference with the conduct of Tenant's business operations in the Demised Premises in connection with any such repairs or alterations, without, however, being obligated to employ overtime labor or to incur any extraordinary expense in connection therewith.

          10.2 During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective tenants.

          10.3 Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building, provided that Tenant shall have reasonable access to the Demised Premises.

          10.4 Landlord shall have the right at any time to name the Building for any person(s) or tenant(s) and to change any and all such names at any time thereafter.

                                   ARTICLE 11.

                                LAWS, ORDINANCES,

                       REQUIREMENTS OF PUBLIC AUTHORITIES

          11.1 Tenant shall, at its expense, comply with all laws, orders, ordinances and regulations of Federal, State, County and Municipal authorities including, but not limited to, the Americans with Disabilities Act, Title III, 42 U.S.C.S. ss. 12181-12189 and with any direction made pursuant to law or any public officers which shall, with respect to the occupancy, use or manner of use of the Demised Premises or to any abatement of nuisance, impose any violation, order or duty upon Landlord or Tenant arising from Tenant's occupancy, use or manner of use of the Demised Premises or any installations made therein by or at Tenant's request or required by reason of a breach of any of Tenant's covenants or agreements hereunder. However, Tenant shall not be required to perform any structural modifications in the Demised Premises or to the Building in order to comply with the requirements of this Section 11.1, except where such structural modifications have become necessary as a result of either Tenant's (i) particular manner of use of the Demised Premises (as opposed to the mere use of the Demised Premises for offices), (ii) negligence or (iii) alterations to the Demised Premises.

          11.2 If Tenant receives written notice of any violation of law, ordinance, rule, order or regulation applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

          11.3 Except as aforesaid, Landlord shall, at its expense comply with or cause to be complied with, all laws, orders, ordinances and regulations of Federal, State, County and Municipal authorities and any direction, made pursuant to law, of any public officer or officers which shall, with respect to the public portions of the Building, or which affect Tenant's use or enjoyment of, or access to, the Demised Premises, impose any violation, order or duty upon Landlord or Tenant and with respect to which Tenant is not obligated by Section
11.1 to comply. Landlord may at its expense contest the validity of any such law, ordinance, rule, order or regulation.

                                   ARTICLE 12.

                                     REPAIRS

          12.1 Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition (except to the extent such repair is required due to Landlord's negligence or willful misconduct). All damage or injury to the Demised Premises, whether structural or non-structural, and to its fixtures, glass, appurtenances and equipment or to the Building or to its fixtures, glass, appurtenances and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or resulting from fire, explosion, air-conditioning unit or system, short circuits, flow or leakage of water, steam, illuminating gas, sewer gas, sewerage or odors or by frost or by bursting or leaking of pipes or plumbing works or gas, or from any other cause of any other kind or nature whatsoever due to the negligence or willful misconduct of Tenant, its servants, employees, agents, visitors or licensees, shall be repaired, restored or replaced promptly by Tenant at its sole cost and expense to the reasonable satisfaction of Landlord. All aforesaid repairs, restorations and replacements shall be in quality and class equal to the original work or installations and shall be done in a good and workmanlike manner. If Tenant fails to make such repairs, restorations or replacements, same may be made by Landlord at expense of Tenant and all sums so spent and expenses incurred by Landlord shall be collectible as additional rent and shall be paid by Tenant within ten (10) days after rendition of a bill or statement therefor.

          12.2 Landlord shall, at its expense, make all repairs and replacements, structural and otherwise, necessary or desirable in order to keep in good order and repair the exterior of the Building and the public portions of the Building the need for which Landlord may have knowledge (including the public halls and stairways, plumbing, wiring and other Building equipment for the general supply of water, heat, air-conditioning, gas and electricity) except repairs hereinabove provided to be made by Tenant. Tenant agrees to notify Landlord of the necessity of repairs of which Tenant may have knowledge, for which Landlord may be responsible under the provisions of the preceding sentence. Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use and occupancy of the Demised Premises in making such repairs, without, however, being obligated to employ overtime labor or to incur any extraordinary expense in connection therewith.

                                   ARTICLE 13.

                              ALTERATIONS; FIXTURES

          13.1 Tenant shall make no alterations, decorations, installations, additions or improvements in or to the Demised Premises or the electrical, plumbing, mechanical or heating, ventilating and air-conditioning systems serving the Demised Premises, including but not limited to, a water cooler, an air-conditioning or cooling system, mechanical or electrical equipment, or any unit or part thereof or other apparatus of like or other nature, without Landlord's prior written consent, which consent, with respect to non-structural alterations that do not adversely affect any of the Building systems, shall not be unreasonably withheld or delayed, provided Tenant complies with the provisions herein, and then only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld or delayed as to any proposed general contractor to be retained by Tenant or subcontractors proposed to be retained by Tenant's contractor. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate and in full compliance with all governmental bodies having jurisdiction thereover. As a condition precedent to Landlord's consent to the making by Tenant of alterations, decorations, installations, additions or improvements to Demised Premises costing in excess of $50,000, Tenant agrees to obtain and deliver to Landlord a performance bond and a labor and materials payment bond issued by a surety company satisfactory to Landlord and licensed to do business in the State of New York, each in an amount equal to 100% of the cost of all work, labor, and such services to be performed and materials to be furnished in connection with such work, signed by such surety and a receipt of payment in full of the premium for such bond. Landlord and Landlord's designees shall be obligee(s) or insured(s) under such surety bond. Notwithstanding the foregoing, if any mechanic's lien is filed against the Demised Premises or the Building for work claimed to have been done for or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within twenty (20) days after Tenant is given notice of such lien, at Tenant's expense, by filing the bond required by law or payment or otherwise. If Tenant fails to discharge such lien, then Landlord (upon ten (10) days prior notice to Tenant) shall have the right to discharge same (by filing the bond required by law or by payment in full of the mechanic's lien or otherwise) and Landlord's costs and expense in obtaining such discharge shall be repaid in full by Tenant to Landlord as additional rent within ten (10) days after written demand therefor. In addition, Tenant shall defend, save and hold Landlord harmless from any such mechanic's lien or claim, including, without limitation, Landlord's reasonable attorneys' fees, costs and expenses. Landlord shall not be liable for any failure of any Building facilities or services including, but not limited to, the heating, ventilating and air-conditioning installations, and/or additions by Tenant and Tenant shall correct any such faulty installation. Upon Tenant's failure to correct same, Landlord may make such correction and charge Tenant for the cost thereof. Such sum due Landlord shall be deemed additional rent and shall be paid by Tenant promptly upon being billed therefor and unless so paid, Tenant shall also pay Landlord the then Prime Rate on such additional rent.

          13.2     Prior to commencing any work pursuant to the provisions of
Section 13.1, Tenant shall furnish to Landlord:

                  A. Copies of all governmental permits and authorizations which may be required in connection with such work.

                  B. A certificate evidencing that Tenant (or Tenant's contractors) has (have) procured workmen's compensation insurance in statutory limits covering all persons employed in connection with the work who might assert claims for death or bodily injury against the holder of the Over-Lease, Landlord, Tenant or the Building.

                  C. Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provision of Section 16.3 of Article 16) and general liability insurance (with completed operations endorsement) for any occurrence in or about the Building, in such limits as Landlord may reasonably require because of the nature of the work to be done by Tenant and with insurers satisfactory to Landlord.

          13.3 All alterations, decorations, installations, additions or improvements upon the Demised Premises, made by or for the benefit of Tenant, including all paneling, decoration, partitions, railing, and the like, affixed to the realty so that they cannot be removed without material damage, or for which Tenant has received a credit shall, except as otherwise provided in this
Section 13.3, become the property of Landlord and shall remain upon, and be surrendered with, the Demised Premises, as a part thereof, at the end of the term or renewal terms, as the case may be. All alterations, installations, additions or improvements upon the Demised Premises which are of a specialized nature, however, including, but not limited to, pre-action sprinkler system, raised floors, private bathrooms, pantries, outside louvers, and any other improvements not generally usable by office tenants shall be deemed to be "Specialty Alterations", and unless Landlord elects otherwise, shall be removed from the Demised Premises by Tenant at Tenant's expense, with all damage caused by such removal repaired by Tenant at its expense, and leaving the Demised Premise otherwise in "broom clean" condition at or prior to the expiration of the term. Landlord shall have the right to postpone its election as to such Specialty Alterations until the date which is six (6) months after the end of the term or renewal terms, as the case may be, in which case such items shall remain upon, and be surrendered with, the Demised Premises at the end of such term or renewal terms; if Landlord elects not to retain any of such Specialty Alterations and gives notice thereof to Tenant within such six (6) month period, then (a) Landlord shall remove such item(s) and repair any damage caused by such removal and restore the Demised Premises as set forth above, (b) Tenant shall promptly reimburse Landlord upon demand for Landlord's reasonable costs of such removal and/or restoration, (c) if Landlord is holding a Security Deposit under
Article 29 of this Lease, Landlord shall retain such portion of that Security Deposit as Landlord deems reasonably necessary in order to secure Tenant's payment obligations under clause (b) above (but the same shall not constitute a limit on Tenant's obligation under such clause (b) above) and (d) the provisions of this sentence shall survive the expiration or earlier termination of this Lease. Where furnished by or at the expense of Tenant (except where same is a replacement of an item theretofore furnished and paid for by Landlord or against which Tenant has received a credit), all movable property, furniture, furnishings and trade fixtures, not affixed to the realty so that they can be removed without material damage shall remain the property of Tenant, shall be removed by Tenant on or before the expiration of the term or sooner termination thereof and, in case of damage by reason of their removal, Tenant shall repair any damage and restore the Demised Premises to good order and condition. In case Tenant shall decide not to remove any part of such property, it shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the term of this Lease specifying the items of property which it has decided not to remove. If within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of the said Tenant's property, and/or if Landlord shall elect, not less than 30 days prior to the expiration of this Lease, to require the removal of any alterations, decorations, installations, additions or improvements referred to above, Tenant shall at its expense, at or before the expiration of the term of this Lease, remove said property, and in case of damage by reason of such removal, restore the Demised Premises to good order and condition. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to obtain the consent or approval of Landlord for decorative, nonstructural alterations (such as painting, wallcovering and carpeting) which:
(a) shall be located wholly within the Demised Premises; (b) shall not affect the structural integrity of the Building or the operation of the HVAC, plumbing, electrical, or water and sewer or other systems of the Building and (c) shall not cost more than $10,000 in the aggregate, provided that Tenant gives Landlord reasonable prior notice of such work.

          13.4 A. Before proceeding with any alteration and/or addition, Tenant shall submit to Landlord three copies of detailed plans and specifications therefor, for Landlord's review and approval. In no event by reason thereof shall Tenant's connected electrical load exceed the capacity of the distribution system in and to the Demised Premises. Provided Tenant so requests in writing when submitting its plans to Landlord, Landlord shall advise Tenant as to whether any of the alterations set forth in such plans shall be required by Landlord to be removed by Tenant at the end of the term or renewed terms.

                  B. Tenant shall promptly reimburse Landlord for all reasonable expenses incurred by Landlord in connection with (i) its decision and the decision of any superior lessor and superior mortgagee as to whether to approve the proposed alterations and/or additions and (ii) inspecting the alterations and/or additions to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal requirements and insurance requirements, including the fees and expenses of any attorney, architect or engineer employed for such purpose. Landlord shall exercise its good faith efforts to obtain consents from any superior lessor and superior mortgagee. If such alterations and/or additions require consent by or notice to the superior lessor, or the superior mortgagee, Tenant, notwithstanding anything to the contrary contained in this Article, shall not proceed with the same until such consent has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of the superior lease and/or additions for which consent has been received shall be performed in accordance with the approved plans and specifications therefor, and no changes thereto shall be made without the prior consent of Landlord.

                  C. Tenant shall not be permitted to install and make part of the Demised Premises any materials, fixtures or articles which are subject to liens, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as then in effect in New York) but Tenant shall be permitted to lease normal office equipment, e.g., typewriter, photocopy machines and telex machines, which are not to be built into the Demised Premises.

                  D.       No alterations and/or additions shall be undertaken
(i) except under the supervision of a licensed architect or licensed professional engineer satisfactory to Landlord (except for minor, decorative alterations such as painting) and (ii) except after at least 15 days' prior notice to Landlord.

                  E. All alterations and/or additions shall at all times comply with all legal requirements and insurance requirements and all rules and regulations including any Landlord may adopt with respect to the making of any improvements and shall be made at such times and in such manner as Landlord may from time to time direct. Tenant, at its expense, shall (a) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such alterations and/or improvements and for final approval thereof upon completions, (b) deliver three copies to Landlord and (c) cause all alterations and/or improvements to be performed in a good and first class workmanlike manner, using new materials and equipment at least equal in quality to the original installations of the Building or the then standards for the Building established by Landlord. All alterations and/or additions shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Landlord in the maintenance, cleaning, repair, safety, management, or security of the Building (or the Building's equipment) or in the performance of any improvements. If any additional expense is incurred Landlord may collect the same as additional rent from Tenant and Tenant's failure to promptly pay the same when billed shall entitle Landlord to treat the nonpayment thereof as a non-payment of rent under this Lease and until paid to Landlord such additional rent shall bear interest at the then Prime Rate. Upon completion of Tenant's improvements, Tenant shall deliver a complete set of "As Built" drawings and plans to Landlord. No improvements shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's sole and exclusive property without Landlord's prior written consent and unless they shall be promptly replaced, at Tenant's expense, with fixtures, equipment or other property, of like utility and at least equal value (which thereupon shall become the property of Landlord).

                  F. Tenant, at its sole expense, promptly shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with its alterations and/or additions which shall be issued by any public authority having or asserting jurisdiction.

                  G. Only Landlord or persons first reasonably approved by Landlord shall be permitted to act as contractor for any work to be performed in accordance with this Article. Landlord reserves the right to exclude from the Building any person attempting to act as construction contractor in violation of this Article. In the event Tenant shall employ any contractor permitted in this Article, such contractor or any subcontractor may have use of the Building facilities subject to the provisions of this Lease and the Rules and Regulations governing construction. Tenant will advise Landlord of the names of any such contractor and subcontractor Tenant proposes to use in the Demised Premises at least 30 days prior to the beginning of work by such contractor or subcontractor.

                  H. Tenant agrees that it will not at any time prior to or during the term of this Lease, either directly or indirectly employ or permit the employment of any contractor, mechanic or laborer, or permit any materials in the Demised Premises, if the use of such contractor, mechanic or laborer or such materials would, in Landlord's sole and exclusive opinion, create any difficulty, work slowdown, sabotage, wild-cat strike, strike or jurisdictional dispute with other contractors, mechanics and/or laborers engaged by Tenant or Landlord or others, or would in any way disturb the peaceful and harmonious construction, maintenance, cleaning, repair, management, security or operation of the Building or any part thereof or in any other building owned by Landlord (or an affiliate of Landlord or co-venturer of Landlord). In the event of any interference or conflict, or perceived interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers, or all materials causing, in Landlord's sole and exclusive opinion, such interference, difficulty or conflict, to leave or be removed from the Building immediately and Tenant does hereby agree to defend, save and hold Landlord harmless from any and all loss arising thereby, including, without limitation, any attorney's fees and any claims made by contractors, mechanics and/or laborers so precluded from having access to the Building.

                  I. No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any improvements or any inspection of improvements made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated improvements comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this Lease.

                                   ARTICLE 14.

                LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

          14.1 If Tenant shall default beyond applicable notice and cure periods in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid to it by Tenant promptly after demand.

                                   ARTICLE 15.

                            NO LIABILITY OF LANDLORD

          15.1 Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provision of this Lease. The taking possession of the Demised Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts said premises and that same were in good and satisfactory condition, except as otherwise provided in this Lease, at the time such possession was so taken subject to Punch List Items, and to latent defects (of which Landlord must be given notice within two (2) months after the date of delivery of possession of the Demised Premises to Tenant).

          15.2 This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Landlord is prevented or delayed from so doing by reason of strike or labor trouble or any other cause whatsoever beyond Landlord's reasonable control including, but not limited to, governmental pre-emption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

          15.3 Landlord and its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise. Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; nor shall Landlord and its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; nor shall Landlord be liable for any patent defect in the Demised Premises or in the Building. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up for any reason whatsoever including, but not limited to, Landlord's own acts (or permanently closed or bricked up if required by law), Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. In the case of a temporary closing or darkening, Landlord shall use commercially reasonable efforts to minimize the duration of such closing or darkening, without, however, being obligated to employ overtime labor or to incur any extraordinary expense in connection therewith. Tenant shall reimburse and compensate Landlord as additional rent within ten (10) days after rendition of a statement for all expenditures made by or damages or fines sustained or incurred by Landlord due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant shall fail to make such payment within said ten (10) days, Tenant shall also be liable for interest on such additional rent at the then Prime Rate until Landlord shall be fully reimbursed. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

          15.4 No recourse shall be had on any of Landlord's obligations under this Lease or for any claim based thereon or otherwise in respect thereof against any incorporator of Landlord, subscriber to Landlord's capital stock, shareholder, employee, agent, officer or director, past, present or future, of any corporation, or any partner or joint venturer of any partnership or joint venture which shall be Landlord hereunder or included in the term "Landlord" or of any successor of any such corporation, or against any principal, disclosed or undisclosed, or any such corporation, or against any principal, disclosed or undisclosed, or any affiliate of any party which shall be Landlord or included in the term "Landlord," whether directly or through Landlord or through any receiver, assignee, agent, trustee in bankruptcy or through any other person, firm or corporation, whether by virtue of any constitution, statute or rule of law or by enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by Tenant.

          15.5 Tenant shall look only and solely to Landlord's leasehold estate and interest in and to the Building and the rents and profits therefrom and the proceeds of any sale thereof for the satisfaction of any right of Tenant arising out of this Lease or for the collection of judgment or other judicial process or arbitration award requiring the payment of money by Landlord and no other property or assets of Landlord, Landlord's agents, incorporators, shareholders, employees, officers, directors, partners, agents, principal (disclosed or undisclosed), joint venturers, or affiliates shall be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Tenant's rights and remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law, or Tenant's use and occupancy of the Demised Premises or any other liability of Landlord to Tenant.

                                   ARTICLE 16.

                                    INSURANCE

          16.1 Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the New York State standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Tenant shall, at its own expense, comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein over the rate in effect at the commencement of the term of this Lease.

          16.2 If, by reason of any failure of Tenant to comply with the provisions of this Lease, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building or on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and the other tenants in the Building for that part of the fire, boiler, sprinkler, water damage or other insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant and Tenant shall make the reimbursement on the first day of the month following such payment by Landlord. If Tenant shall fail to make such reimbursement when billed for the same, Landlord may treat the same as a default in the payment of rental and shall also be entitled to interest on the unpaid sum at the then Prime Rate until such sum shall be fully paid to Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or Demised Premises issued by the New York Fire Insurance Exchange or other body making fire insurance rates for said premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said Building or Demised Premises.

          16.3 Tenant shall obtain and keep in full force and effect during the term, at its own cost and expense, to protect Tenant as the insured and Landlord, Landlord's agents, any superior lessor, and any superior mortgagee as additional insureds (a) public liability insurance to afford protection against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to or connected with the Demised Premises, or any part thereof in an amount of not less than $5,000,000 in the aggregate combined single limit bodily injury and property damage arising out of any one occurrence or in any increased amount reasonably required by Landlord; and (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of fire insurance policies with extended coverage, to Tenant's property for the full insurable value thereof. During such time as Tenant shall be constructing any improvements, alterations and/or additions to the Demised Premises, Tenant shall carry builder's risk insurance, completed value form, covering all physical loss, in an amount reasonably satisfactory to and to specifically protect the Landlord and any superior lessor.

          All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company of recognized responsibility licensed to do business in New York State. Upon failure of Tenant to procure, maintain and pay all premiums therefor, Landlord may, at its option do so, and Tenant agrees to pay the cost thereof to Landlord upon demand as additional rent, together with interest thereon at the then Prime Rate. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be noncancellable and not permitted to lapse or be modified except upon 30 days' prior notice to Landlord. Attached hereto as Exhibit G is a sample insurance certificate showing the lower right-hand "Cancellation" section requirements which must be met to conform the certificate to the provisions of this Section. On the Commencement Date the original insurance policies or appropriate endorsements thereto shall also be deposited.

          16.4 Tenant shall indemnify and hold Landlord harmless from and against all claims or damage (including attorneys' fees) to person or property occurring in or about the Demised Premises or arising from, related to or in connection with the use or occupancy of the Demised Premises or the conduct of Tenant's business therein or therefrom.

                                   ARTICLE 17.

                          DAMAGE BY FIRE OR OTHER CAUSE

          17.1 If the Demised Premises shall be partially damaged by fire or other cause without the default or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and until such repairs shall be completed the Fixed Rent shall be apportioned according to the part of the Demised Premises which is usable by Tenant. But if partial damage is due to the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer, the damages shall be repaired by Landlord but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of the Landlord, or for reasonable delay on account of "labor troubles," or for Acts of God, or any other cause beyond Landlord's control, or any combination thereof. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable by fire or other cause, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided. If the Demised Premises are rendered substantially unusable or (whether or not the Demised Premises are damaged in whole or in part) if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Article 24 hereof provided, and thereupon the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord. Upon the termination of this Lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provision of
Section 227 of the Real Property Law and agrees that the foregoing provision of this Article shall govern and control in lieu thereof, this Article being an express agreement. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of Tenant.

          17.2 No damage, compensation or claims shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Landlord shall use its reasonable efforts (which reasonable efforts shall in no event obligate Landlord to pay overtime pay or other premium rates) to effect such repairs promptly and in such a manner as not unreasonably to interfere with Tenant's occupancy.

          17.3 The parties hereto shall each procure and maintain in force and effect an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Demised Premises and the Building and the personal property, fixtures and equipment located therein or thereon, pursuant to which, the insurance companies waive subrogation, provided such waiver is procurable without additional premium, and having obtained such clause or endorsement of waiver of subrogation, each party hereby agrees that it will not make any claims against or seek to recover from the other for any loss or damage to its property or the property of the other, covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by the terms and provisions of the waiver of subrogation clause and/or endorsements and shall be co-extensive therewith. If such waiver of subrogation shall be procurable only by payment of an additional premium therefor, notice of such requirements shall be furnished to the other party, and if such other party fails to pay such additional premium, or if such waiver of subrogation shall no longer be obtainable, then the provisions hereof shall not be applicable to such other party. Tenant acknowledges that Landlord will not carry insurance on Tenant's furniture, equipment, improvements, furnishings or other Tenant appurtenances removable by Tenant, and

Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same. Tenant agrees to carry and maintain insurance on all of its property equal to 100% of the full insurable value thereof.

          17.4 If more than 15% of the Demised Premises or a substantial portion of the Building shall be damaged by fire or other casualty during the last two (2) years of the terms of this Lease, Landlord may, upon 90 days written notice to Tenant, cancel and terminate this Lease as of the date set forth in such notice, as if such date were the stated Expiration Date of this Lease and Landlord shall have no duty to repair and/or restore the Demised Premises.

          17.5 Notwithstanding anything herein to the contrary, if the Demised Premises are totally or substantially damaged, then Landlord (if it has not theretofore cancelled this Lease pursuant to the provisions of this Article) shall within ninety (90) days after such fire or casualty obtain and deliver to Tenant an estimate from a reliable contractor as to whether or not the Demised Premises can be repaired and restored under a normal working schedule within twelve (12) months from the date of such fire or casualty. If such estimate states that the Demised Premises cannot be so restored, Tenant may, within thirty (30) days after receipt of the estimate, upon thirty (30) days written notice to Landlord, elect to terminate this Lease as of the date set forth in such notice. If within twelve (12) months (such period to be extended to the extent of delays caused by Tenant or due to force majeure) after the fire or casualty, the Demised Premises have not been substantially restored by Landlord, Tenant may, within thirty (30) days after the end of such period, upon thirty
(30) days written notice to Landlord, cancel and terminate this Lease as of the date set forth in such notice. If Tenant exercises its right to terminate this Lease pursuant to this paragraph, this Lease shall terminate as of the date set forth in Tenant's notice as if such date were the stated expiration date of this Lease and Landlord shall have no further duty to repair and/or restore the Demised Premises.

                                   ARTICLE 18.

                                  CONDEMNATION

          18.1 In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within 60 days following the date on which Landlord shall have received notice of vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the terms and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

          18.2 In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent hereunder shall be apportioned as of such date.

          18.3 In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall have no claim for the value of any unexpired term of this Lease.

          18.4 If more than 15% of the Demised Premises shall be taken in condemnation during the last two (2) years of the term of this Lease, Landlord may give Tenant a 90 day notice terminating and canceling this Lease as if the date set forth in the notice were the Expiration Date hereof.

                                   ARTICLE 19.

                                   BANKRUPTCY

          19.1 If at any time prior to the date herein fixed as the Commencement Date there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case under the United States Bankruptcy Code, 11 U.S.C. ss.101 et. seg., as amended (the "Bankruptcy Code") by or against Tenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within sixty (60) days thereof Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors, (any or all of the foregoing being herein called a "Bankruptcy Event") this Lease shall be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Demised Premises and Landlord, in addition to the other rights and remedies given by Section 19.3 hereof and by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant upon the execution hereof.

          19.2 If at the date fixed as the Commencement Date or if at any time during the term hereby demised there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case by or against Tenant under the Bankruptcy Code, or a petition filed in insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, and within sixty (60) days thereafter Tenant fails to secure a discharge thereof, or if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with its creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies Landlord has by virtue of any other provision herein or elsewhere in this Lease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Tenant or others on behalf of Tenant.

          19.3 It is stipulated and agreed that in the event of the termination of this Lease pursuant to Sections 19.1 or 19.2 hereof, Landlord shall forthwith, notwithstanding any other provisions of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum. If such premises or any part thereof be re-let by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Landlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

          19.4 Without limiting any of the foregoing provisions of this Article, if pursuant to the Bankruptcy Code, Tenant is permitted to assign or otherwise transfer this Lease (whether in whole or in part in disregard of the restrictions contained in this Article and/or Article 8), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all additional rent payable under Articles 4, 6, 7 or other provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as a security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this Lease, such consideration, after deducting therefrom any portion of such consideration reasonably designated by the assignee or transferee as paid for the purchase of Tenant's personal property in the Demised Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee or transferee. Any such assignee or transferee may only use the

Demised Premises as executive offices for an assignee or transferee whose main business is the same as Tenant's and such occupancy may not increase the number of individuals occupying the Demised Premises at the time a petition for bankruptcy (or reorganization) is filed by or against Tenant. In addition, adequate assurance shall mean that any such assignee or transferee of this Lease shall have a net worth (exclusive of good will) equal to at least fifteen (15) times the aggregate of the annual Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid. Such assignee or transferee shall expressly assume this Lease by an agreement in recordable form.

                                   ARTICLE 20.

                   DEFAULTS AND REMEDIES; WAIVER OF REDEMPTION

          20.1 A. If Tenant defaults in fulfilling any of the covenants of this Lease, other than the covenants for the payment of Fixed Rent or additional rent, or if the Demised Premises become abandoned, or if the Demised Premises are damaged by reason of negligence or carelessness of Tenant, its agents, employees or invitees, then, in any one or more of such events, upon Landlord serving a written fifteen (15) days' notice upon Tenant specifying the nature of said default, and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of such a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default or, if Tenant shall default in the performance of any term or condition of this Lease (other than the payment of Fixed Rent or additional rent) more than three times in any period of nine months, or, with respect to the payment of any item of Fixed Rent or additional rent, more than two times in any period of six months, and notwithstanding that such defaults shall have each been cured within the applicable period, as above provided, if any further similar default shall occur, then Landlord may serve a written three (3) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) days, this Lease and the term hereunder shall end and expire as fully and completely as if the date of expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Landlord but Tenant shall remain liable as hereinafter provided.

          B. If the notice provided for in A hereof shall have been given, and the term shall expire as aforesaid; or (1) if Tenant shall make default in the payment of the Fixed Rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein provided; or (2) if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant; or
(3) if Tenant shall make default with respect to any other lease between Landlord and Tenant; or (4) if Tenant shall fail to move into or take possession of the Demised Premises within sixty (60) days after commencement of the term of the Lease, of which fact Landlord shall be the sole judge; then and in any of such events Landlord may without notice, re-enter the Demised Premises by legal means and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the Demised Premises and remove their effects and hold the Demised Premises as if this Lease had not been made but Tenant shall remain liable hereunder as hereinafter provided, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder that remains uncured on the date fixed as the commencement of any renewal or extension of this Lease, Landlord may cancel and terminate such renewal or extension agreement by written notice, but Tenant shall remain liable as hereinafter provided.

          20.2 In the case of any such default, re-entry, expiration and/or dispossession by summary proceedings or otherwise, (a) the Fixed Rent and additional rent shall become due thereupon and be paid to the time of such re-entry, dispossession and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys' fees, brokerage, and/or putting the Demised Premises in good order, or for preparing the same for re-rental; (b) Landlord may re-let the Demised Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms, which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the term of this Lease and may grant concessions or free rent; and/or (c) Tenant or the legal representative of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent and additional rents hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected or to be collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this Lease. The failure or refusal of Landlord to re-let the Demised Premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such damages shall be paid in monthly installments by Tenant on the rent days specified in this Lease and any suit brought to collect the amount of the deficiency for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month or months by a similar proceeding. In lieu thereof, Landlord may immediately accelerate such deficiency for the entire balance of the term, discounted in the same manner as specified in Section 19.3. Landlord at Landlord's option may make such alterations, repairs, replacements and/or decorations in the Demised Premises as Landlord in Landlord's sole judgement considers advisable and necessary for the purpose of re-letting the Demised Premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting. Any such action may be an action for the full amount of all rents and damages suffered or to be suffered by Landlord. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy, shall not preclude Landlord from any other remedy, in law or in equity. The foregoing remedies and rights of Landlord are cumulative. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised

Premises by reason of the violation by Tenant of the covenants and conditions of this Lease, or otherwise.

                                   ARTICLE 21.

                           COVENANT OF QUIET ENJOYMENT

          21.1 Landlord covenants and agrees with Tenant that upon Tenant's paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this Lease (including, but not limited to, Article 23 hereof) and the Over Lease, ground leases, underlying leases and mortgages hereinbefore and hereinafter mentioned.

                                   ARTICLE 22.

                              SURRENDER OF PREMISES

          22.1 Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty, the elements and any cause beyond Tenant's control excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

          22.2 Tenant acknowledges that possession of the Demised Premises must be surrendered to Landlord at the expiration or sooner termination of the term hereof. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender possession of the Demised Premises as aforesaid will be substantial, will exceed the amount of annual Fixed Rent and additional rent theretofore payable hereunder, and will be impossible accurately to measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the expiration or sooner termination of the term of this Lease, then notwithstanding anything to the contrary contained in this Lease, Tenant shall pay to Landlord for each month and for each portion of any month during which Tenant holds over in the Demised Premises after the expiration or sooner termination of the term hereof, for use and occupancy, the aggregate sum of (i) two times the amount of the installment of the annual Fixed Rent that was payable under this Lease for the last month of the term hereof, plus (ii) one-twelfth of all items of annual additional rent which would have been payable monthly pursuant to this Lease had its term not expired or been terminated, plus (iii) those items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this Lease had its term not expired or been terminated, which aggregate sum Tenant agrees to pay to Landlord upon demand, in full without setoff, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over, nor shall Landlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Demised Premises. Further, Tenant shall be liable to Landlord for all losses and damages which Landlord may reasonably incur or sustain by reason of such holding over, including, but not limited to, damages incurred or sustained by reason of Landlord's inability to timely place a new tenant in possession of the Demised Premises.

                                   ARTICLE 23.

                             DEFINITION OF LANDLORD

          23.1 The term "Landlord" wherever used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the Building or the tenant under the ground lease or under the Over Lease affecting the Land and the Building or the Building, to whom this Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Building, or Landlord's interest as a lessee under the Over Lease, or of such ground or underlying lease, such owner, tenant under the ground or Over Lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Landlord hereunder; but such covenants, conditions and agreements shall be binding upon each new owner, tenant under the ground or underlying lease, or Over Lease, or mortgagee in possession for the time being of the Building, until sold, assigned or transferred.

                                   ARTICLE 24.

                                     NOTICES

          24.1 Any notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any law or governmental regulation, either by Landlord to Tenant or by Tenant to Landlord, shall be in writing. Unless otherwise required by such law or regulation such notice, request or demand shall be given, and shall be deemed to have been served and given by Landlord and received by Tenant, 3 days after Landlord shall have deposited such notice, request or demand by certified or registered mail, return receipt requested, enclosed in a securely closed postpaid wrapper, in a United States Government general or branch post office, addressed to Tenant at 520 Broadhollow Road, Melville, New York 11747, and until Tenant has moved its offices to the Demised Premises, shall have deposited such notice, request or demand by certified or registered mail, enclosed in a securely closed postpaid wrapper in such a post office addressed to Tenant at its address as stated on the first page of this Lease. Such notice, request or demand shall be given, and shall be deemed to have been served and given by Tenant and received by Landlord, 3 days after Tenant shall have deposited such notice, request or demand by certified or registered mail, return receipt requested, enclosed in a securely closed postpaid wrapper in such a post office addressed to Landlord at 1155 Avenue of the Americas, New York, N.Y. 10036, with a copy to Richards & O'Neil, LLP, 885 Third Avenue, New York, New York 10022-4873, Attention: Robert
M. Safron, Esq., or to such other or further address or addresses as Landlord may designate for such purpose by like notice. Either party may, by notice as aforesaid designate a different address or addresses for notices, requests or demands to it.

                                   ARTICLE 25.

                                   ARBITRATION

          25.1 Whenever in this Lease, it is provided that a dispute shall be determined by arbitration, the arbitration shall be conducted as provided in this Article. The party desiring such arbitration shall give written notice to that effect to the other, specifying the dispute to be arbitrated and the name and address of the person designated to act as the arbitrator in its behalf. Within ten days after said notice is given, the other party shall give written notice to the first party, specifying the name and address of the person designated to act as arbitrator on its behalf. If the second party fails to notify the first party of the appointment of its arbitrator as aforesaid by the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator. The arbitrators so chosen shall meet within ten days after the second arbitrator is appointed and within thirty days thereafter shall decide the dispute. If within said period they cannot agree upon their decision, they shall appoint a third arbitrator and if they cannot agree upon said appointment, then the third arbitrator shall be appointed upon their application or upon the application of either party, by the American Arbitration Association in the City of New York. The three arbitrators shall meet and decide the dispute. A decision in which two of the three arbitrators concur shall be binding and conclusive upon the parties. In designating arbitrators and in deciding the dispute, the arbitrators shall act in accordance with the rules then in force of the American Arbitration Association, subject, however, to such limitations as may be placed upon them by the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court.

          25.2 The obligation of Landlord and Tenant to submit a dispute to arbitration is limited to disputes arising under those Articles of this Lease which specifically provide for arbitration.

                                   ARTICLE 26.

                              RULES AND REGULATIONS

          26.1 Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto and incorporated herein as Exhibits D and D-1. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the said Rules and Regulations with the same force and effect as if they were originally attached hereto and incorporated herein.

          26.2 Any failure by Landlord to enforce any Rules and Regulations now or hereafter in effect, either against Tenant or any other tenant in the Building, shall not constitute a waiver of the enforceability of any such Rules and Regulations. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. In case of a conflict or inconsistency between the Rules and Regulations and this Lease, this Lease shall govern.

                                   ARTICLE 27.

                                     BROKER

          27.1 Each of Landlord and Tenant warrants and represents that the sole broker in this transaction is Colliers ABR, Inc. (the "Broker"). Each of Landlord and Tenant agrees to defend, save and hold the other harmless from any claims for fees and commissions and against any liability (including reasonable attorneys' fees and disbursements) arising out of any conversations or negotiations had by the indemnifying party with any broker or party acting as such other than the Broker. Landlord shall be responsible for payment of any commission or other fee earned by the Broker pursuant to separate agreement between them only if, as and when this Lease is fully and unconditionally executed and delivered by Landlord and Tenant and all conditions to its effectiveness and validity have been satisfied or waived.

                                   ARTICLE 28.

                                  ZONING RIGHTS

          28.1 During the Term of this Lease, Landlord shall have the right, and Tenant shall not have the right, (i) to cause all or any part of the Demised Premises and/or the zoning lot upon which the Building is located in whole or in part (hereinafter referred to solely for purposes of this Article as the "Land") and/or the Building, to be combined with any other land or premises so as to constitute the combined premises into a single zoning "lot" or "development" or "enlargement" as those terms are now, or may hereafter be, defined in the Zoning Resolution of The City of New York (the "Zoning Resolution"), (ii) to cause any lot, development or enlargement at any time constituting or including all or any part of the Demised Premises, the Land or the Building to be subdivided into two or more lots, developments or enlargements, (iii) to cause development rights (whether from the Land or other premises) to be transferred to any such lot, development or enlargement, (iv) to cause other combinations, subdivisions and transfers to be effected, whether similar or dissimilar to those now permitted by law or (v) to exploit, sell, convey, lease or otherwise transfer any so called "air rights", "air space", "zoning rights" or "development rights" above or appurtenant to the Land or the Building. Tenant hereby acknowledges that it is not a "party in interest" as defined in the Zoning Resolution, and shall not and cannot become a "party in interest" under any circumstances by virtue of its leasehold interest hereunder. Tenant further acknowledges that neither Tenant nor the estate or interest of Tenant hereunder would be "adversely affected" (within the meaning of the Zoning Resolution) by any development of the Land or the Building or any such combined premises nor by the filing of any declaration combining all or a part of the Land or the Building with any other premises and that Tenant's estate and interest hereunder are not and would not be superior to any such declaration.

          28.2 Notwithstanding the provisions of Section 28.1, above, in the event that Tenant is deemed to have any of the rights disclaimed in Section 28.1, above, or is deemed to be a party in interest, Tenant hereby transfers such rights and any rights as a party in interest to Landlord. In furtherance thereof, Tenant will within three (3) days after written request by Landlord execute and deliver to Landlord a waiver of its right to join in a Declaration of Restrictions pursuant to Section 12-10 of the Zoning Resolution (a "Waiver"). Upon each assignment of this Lease by Tenant (no consent thereto being implied hereby) the assignee shall execute, acknowledge and deliver to Landlord, and at any time or times, within three (3) days after written request of Landlord, Tenant and each assignee shall execute, acknowledge and deliver to Landlord, (i) any further Waiver, and (ii) if requested by Landlord, any Declaration of Restrictions pursuant to said Section 12-10 (or any successor provision thereto), and (iii) any other instrument in form and substance satisfactory to the parties intended to evidence the fact that Tenant (or such assignee) has no right and asserts no claim, and/or has transferred to Landlord any such right or claim, to participate in any way in the matters reserved to Landlord pursuant to Section 28.1, above. If Tenant (or such assignee) fails to so execute any such instrument within ten (10) days after Landlord's written request therefor, Tenant (or such assignee) hereby irrevocably appoints Landlord its agent and attorney-in-fact, coupled with an interest, to execute and deliver the same in its name.

                                   ARTICLE 29.

                                SECURITY DEPOSIT

          29.1 Tenant has deposited with Landlord that sum of money equal to three (3) months of Fixed Rent (the "Security Deposit") as security for the full, faithful and punctual performance by Tenant of all of the terms of this Lease. In the event the annual Fixed Rent payable under Article 3 of this Lease shall increase at any time, and from time to time, pursuant to the provisions of said Article 3, Tenant shall, on the same day that any such increase in the annual Fixed Rent shall be effective, deposit with Landlord a sum sufficient to increase the then current Security Deposit to an amount equal to three (3) months of annual Fixed Rent then payable hereunder, as so increased pursuant to
Article 3 hereof. In the event Tenant defaults in the performance of any of the terms of this Lease, including the payment of rent, or in the event of a Bankruptcy Event, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any rent or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms of this Lease, including any damages or deficiency in the re-letting of the Demised Premises, whether accruing before or after summary proceedings or other re-entry by Landlord. In the case of every such use, application or retention, Tenant shall, on demand, pay to Landlord the sum so used, applied or retained which shall be added to the Security Deposit so that the same shall be replenished to its former amount. If Tenant shall fully and punctually comply with all of the terms of this Lease, the Security Deposit, without interest, shall be returned to Tenant promptly after the termination of this Lease and delivery of exclusive possession of the Demised Premises to Landlord. In the event of a sale or lease of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall immediately be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new owner or landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new owner or landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or encumbrance.

          29.2 In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable and unconditional Letter of Credit (the "Letter of Credit") issued by and drawn upon any commercial bank which is a member of the New York Clearing House Association (hereinafter referred to as the "Issuing Bank") with offices for banking purposes in the City of New York and having a net worth of not less than One Billion and 00/100 ($1,000,000,000.00) Dollars, which Letter of Credit shall have a term of not less than one year, be in the form attached hereto as Exhibit F, be for the account of Landlord and be in the amount of the Security Deposit. The Letter of Credit shall provide that:

               (i) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

               (ii)The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each during the term of this Lease, unless the Issuing Bank sends written notice (hereinafter referred to as the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

               (iii) Landlord, within twenty (20) days of its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the monies represented by the Letter of Credit (which monies shall be held by Landlord as a cash deposit pursuant to the terms of this Article 29 pending the replacement of such Letter of Credit or Tenant's default after notice and the expiration of any applicable cure period hereunder);

               (iv)Upon Landlord's sale of Landlord's interest in the land and the Building, the Letter of Credit shall be transferable, without charge, by Landlord, as provided in Section 29.3 hereof; and

               (v) If a Bankruptcy Event occurs, Landlord shall have the right, exercisable by a sight draft, to receive monies represented by the Letter of Credit.

          29.3 In the event of a sale of Landlord's interest in the land and the Building, Landlord shall have the right to transfer (at no expense to Landlord) the cash security or Letter of Credit, as the case may be, deposited hereunder to the vendee or lessee, and Landlord shall, after notice to Tenant of such transfer, sent by certified mail, return receipt requested, including the name and address of the transferee, be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new landlord for the return of said cash security or Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security or Letter of Credit to a new landlord.

          29.4 Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies or Letter of Credit deposited hereunder as security, and that neither

Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

          29.5 Landlord agrees that it will not draw down the proceeds of the Letter of Credit except in the event of a default, after notice and the expiration of any applicable cure period, by Tenant hereunder or a Bankruptcy Event or the non-renewal of such Letter of Credit by the Issuing Bank.

          29.6 In the event that at any time during the term of this lease, Landlord, in Landlord's reasonable opinion, believes (a) that the net worth of the Issuing Bank shall be less than the minimum amount specified in Section 29.2 hereof, or (b) that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "Existing L/C") in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "Replacement Notice") requiring Tenant within ten (10) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "Replacement L/C") from an Issuing Bank meeting the qualifications described in
Section 29.2 hereof. Upon receipt of a Replacement L/C meeting the qualifications of Section 29.2 hereof, Landlord shall forthwith return the Existing L/C to Tenant. In the event that (i) a Replacement L/C meeting the qualifications of Section 29.2 hereof is not received by Landlord within the time specified, or (ii) Landlord reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with Section 29.1 hereof, subject, however, to Tenant's right, at any time thereafter prior to a Tenant's default hereunder, to replace such cash security with a new letter of credit meeting the qualifications of Section 29.2 hereof.

                                   ARTICLE 30.

                                 WINDOW CLEANING

          30.1 Tenant will not clean any window in the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto). In addition, unless the equipment and safety devices required by all legal requirements including Section 202 of the New York Labor Law or any successor statute thereto are provided and used, Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises from the outside (within the meaning of said Section). Tenant hereby indemnifies Landlord against liability as a result of any violation of the foregoing.

                                   ARTICLE 31.

                                    CONSENTS

          31.1 Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any such consent or approval, and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment (which proceeding for specific performance solely in connection with any such dispute involving Tenant's sublease or assignment rights pursuant to Article 8 hereof or the making of any alterations or improvements to the Demised Premises by Tenant pursuant to Article 13 hereof, at Tenant's option, may be an arbitration pursuant to Article 25 hereof). In the event of a determination favorable to Tenant, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no personal or other liability to Tenant for its refusal to give such consent or approval. The sole remedy for Landlord's unreasonably withholding or delaying of consent or approval shall be as set forth in this Article 31.

          31.2 Notwithstanding anything to the contrary provided in this Lease, in any instance where the consent or approval of the over lessor and/or the superior mortgagee is required, Landlord shall not be required to give its consent or approval until and unless such over lessor and/or such superior mortgagee has given its consent or approval.

                                   ARTICLE 32.

                                  MISCELLANEOUS

          32.1 Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master's Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law.

          32.2 Business machines and mechanical equipment belonging to Tenant which may cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises to such a degree as to be objectionable to Landlord or which may interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant at Tenant's cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

          32.3 In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.

          32.4 Tenant waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it or in any action that may be brought hereunder, provided such waiver is not prohibited by law. Tenant shall not interpose any counterclaim in any summary proceeding.

          32.5 The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations attached hereto or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event of Tenant at any time desiring to have Landlord sublet the Demised Premises, Landlord or Landlord's agents are authorized to receive said keys for such purpose without releasing Tenant from any of the obligations under this Lease. The receipt or acceptance by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent required to be paid shall be deemed to be other than on account of the earliest such rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

          32.6 This Lease with its schedules and annexes contain the entire agreement between Landlord and Tenant and any executory agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is signed by the party to be charged. This Lease may not be orally waived, terminated, changed or modified.

          32.7 The captions of Articles in this Lease and its Table of Contents and Index are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof. References to Articles and Sections are to those in this Lease unless otherwise noted.

          32.8 If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease or the application thereof to any circumstances or to any person, firm or corporation other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

          32.9 If any term, covenant, condition or provision of this Lease is found invalid or unenforceable to any extent, by a final judgement or award which shall not be subject to change by any appeal, then, either party to this Lease may initiate an arbitration in accordance with the provisions of Article 25, which arbitration shall be by three (3) arbitrators each of which shall have at least ten (10) years' experience in the supervision of the operation and management of major office buildings in Manhattan. Said arbitrators shall devise a valid and enforceable substitute term, covenant, condition or provision for this Lease which shall as nearly as possible carry out the intention of the parties with respect to the terms, covenant, condition or provisions theretofore found invalid or unenforceable. Such substitute term, covenant, condition or provision, as determined by the arbitrators, shall thereupon be deemed a part of this Lease.

          32.10 Landlord shall have the right from time to time, to substitute for the basement space, if any, then occupied by Tenant, comparable space in the basement, provided Landlord shall give at least thirty (30) days' prior written notice to Tenant of its intention so to do. No vault or basement space not within the property line of the Building is leased hereunder, anything to the contrary indicated elsewhere in this Lease notwithstanding. Any vault or basement space not within the property line of the Building, which Tenant may be permitted to use or occupy, shall be used or occupied under revocable license and if the amount of such space be diminished or required by any governmental authority having jurisdiction, Landlord shall not be subject to any liability nor shall Tenant be entitled to abatement of rent, nor shall such diminution or abatement be deemed a constructive or actual eviction. Any fee or license charge or tax of municipal authorities for such vault or basement space shall be paid by Tenant to Landlord as additional rent within five (5) days after written demand therefor. In such fee, tax or charge shall be for vault or basement space greater in area than that occupied by Tenant, the charge to Tenant shall be pro-rated.

          32.11 This Lease is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way until
(i) Tenant has duly executed and delivered duplicate originals to Landlord, (ii) Landlord has executed and unconditionally delivered one of said originals to Tenant and the mortgagee (if required) and lessor of the Over Lease (if required) shall consent thereto in writing.

          32.12 Landlord shall provide Tenant with (i) up to ten (10) Building-standard listings in the directory located in the lobby of the Building; and (ii) one (1) Building-standard listing on the directory plaque located in each passenger elevator serving the Demised Premises (provided Landlord has installed and is then maintaining such directory plaques in such elevators). Tenant acknowledges that Building-standard signage is not available for the entrance door to the Demised Premises, as such door is made of glass. Instead, Landlord shall reimburse Tenant for the cost to purchase and install one sign for the entrance door of the Demised Premises, upon presentation of invoices evidencing such costs, provided that such reimbursement shall not exceed the cost to purchase and install one Building-standard sign, and provided that the materials used for such sign, as well as the content and appearance thereof, shall be subject to Landlord's prior written approval.

                                   ARTICLE 33.

                             SUCCESSORS AND ASSIGNS

          33.1 The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

                                   ARTICLE 34.

                               HAZARDOUS MATERIALS

          34.1 Tenant shall not cause or permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the Demised Premises or the Building, except for small quantities normally used for routine office cleaning purposes. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable, explosive or radioactive materials; hazardous wastes; hazardous and toxic substances or related materials; asbestos or any material containing asbestos; or any other such substance or material; as defined by any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article 34, Landlord shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Demised Premises or the Building in the manner prescribed for such removal by all requirements of law. The provisions of this Article 34 shall survive the expiration or sooner termination of this Lease.

          34.2 Landlord represents to Tenant that, to the best of Landlord's knowledge as of the date hereof, the Demised Premises is free of Hazardous Materials.

                                   ARTICLE 35.

                               PARTNERSHIP TENANT

          35.1 A. If Tenant is a partnership or a professional corporation (or is comprised of two (2) or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) or if Tenant's interest in this Lease shall be assigned to a partnership or a professional corporation (or to two (2) or more persons, individually or as co-partners of a partnership or shareholders of a professional corporation) pursuant to Article 8 hereof (any such partnership, professional corporation and such persons are referred to in this Article 35 as "Partnership Tenant"), the following provisions shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant for the observance and performance of all the terms, covenants and conditions of this Lease shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by (x) any written instrument which may hereafter be executed by

Partnership Tenant or any successor entity, changing, modifying, extending or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and (y) any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new partners or shareholders, as the case may be, all of such new partners or shareholders, as the case may be, shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners or shareholders, as the case by be, and upon demand of Landlord, shall cause each such new partner or shareholder, as the case may be, to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner or shareholder, as the case may be, shall assume joint and several liability for the observance and performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner or shareholder, as the case may be, to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (d) of this Article 35).

          B. Anything herein to the contrary notwithstanding, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership, or entity is collectively referred to as a "Successor Entity") shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion.

                  C. Notwithstanding the foregoing in Section 35.1 B, Landlord agrees not to unreasonably withhold or delay its consent provided that:

          (1) The Successor Entity succeeds to all or substantially all of Tenant's business and assets;

          (2) The Successor Entity shall have a net worth ("Net Worth"), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Net Worth of Tenant on
(i) the date of execution of the Lease, or (ii) the day immediately preceding the proposed effective date of such conversion;

          (3) Tenant is not in default of any of the terms, covenants or conditions of this Lease on the proposed effective date of such conversion;

          (4) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants and conditions of the Lease that are to be observed and performed by the Successor Entity; and

          (5) Tenant shall reimburse Landlord within ten (10) days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Successor Entity, including, without limitation, any attorney's fees and disbursements.

                                   ARTICLE 36.

                           SUBMISSION TO JURISDICTION

          36.1 Tenant hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State and County of New York in respect to any action or proceeding brought therein by Landlord against Tenant concerning any matters arising out of or in any way relating to this Lease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings; (c) agrees that the laws of the State of New York shall govern in any such action or proceeding and waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York; and
(d) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Tenant further agrees that any action or proceeding by Tenant against Landlord in respect to any matters arising out of or in any way relating to this Lease shall be brought only in the State of New York, county of New York. In furtherance of the foregoing, Tenant hereby agrees that its address for notices by Landlord and service of process under this Lease shall be the Premises.

          IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the date first above written.

                                           47TH AND 6TH ASSOCIATES L.L.C.
                                               Landlord

                                           By: /s/ Douglas Durst
                                               ---------------------------------
                                               Name:  Douglas Durst
                                               Title: President


                                           AMERICAN HOME MORTGAGE HOLDINGS, INC.
                                               Tenant

                                           By: /s/ Michael Strauss
                                               ---------------------------------
                                               Name:  Michael Strauss
                                               Title: President

                                 ACKNOWLEDGMENT

STATE OF NEW YORK       )
                        ) SS.:
COUNTY OF NEW YORK      )

          On the 3rd day of December, 1999, before me personally came Michael Strauss, to me known, who, being by me duly sworn, did depose and say that he resides as 53 E 75th Street, New York, NY 10021; that he is the President of American Home Mortgage, the corporation described in and which executed the foregoing instrument as Tenant; and that he signed his name thereto by order of the board of directors of said corporation.

                                                    ----------------------------
                                                            Notary Public

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

          On the 8th day of December, 1999, before me personally came Douglas Durst, to me known, who, being by me duly sworn, did depose and say that he is a member of 47th AND 6th ASSOCIATES, L.L.C., a New York limited liability company as Landlord; that the execution of the foregoing instrument was duly authorized by said limited liability company; and acknowledged that he executed the same as the act and deed of said limited liability company pursuant to such authorization.

                                                    ----------------------------
                                                             Notary Public